    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998


                                                        REGISTRATION NO. 33
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      AMERICAN DIVERSIFIED HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             NEVADA                            6211                          86-0854150
   (STATE OR JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                      12100 WILSHIRE BOULEVARD, SUITE 680
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-2660
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            JAMES BUCHANAN REA, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      AMERICAN DIVERSIFIED HOLDINGS, INC.
                      12100 WILSHIRE BOULEVARD, SUITE 680
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-2660
      (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE OF PROCESS)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATION TO:

                            MICHAEL B. JEFFERS, ESQ.
                       JEFFERS, WILSON, SHAFF & FALK, LLP
                      18881 VON KARMAN AVENUE, SUITE 1400
                            IRVINE, CALIFORNIA 92612
                                 (949) 660-7700

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as reasonably practicable after the effective date of this Registration
                                   Statement

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED                       REGISTERED           SHARE                PRICE(1)             FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value(2)(3)...    3,646,667            $14.00             $51,053,338         $15,061.00
---------------------------------------------------------------------------------------------------------------
Total..............................    3,646,667                               $51,053,338         $15,061.00
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of calculating the registration fee, pursuant to rule 457(a) under the Securities Act.


(2) Assumes exercise of an option granted to the Underwriters to purchase up to 246,667 shares of Common Stock to cover over-allotments, if any.

(3) Includes shares (the "Converted Shares") of Common Stock issuable to approximately 320 shareholders of the Company (the "Selling Shareholders") upon conversion of 5,000,000 shares of Series A Preferred Stock, par value $1.00, of the Company acquired by the Selling Shareholders in a private placement completed as of March 31, 1998, which shares are being registered for resale by the Selling Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                   BETWEEN ITEMS OF FORM SB-2 AND PROSPECTUS

               ITEM IN FORM SB-2                             LOCATION IN PROSPECTUS
               -----------------                             ----------------------
Front of Registration Statement and outside
  front cover of Prospectus....................  Facing Page; Cross Reference Sheet; Outside
                                                 Front Cover Page
Inside Front and Outside Back Cover Page of
  Prospectus...................................  Inside Front Cover Page; Outside Back Cover
                                                 Page
Summary Information and Risk Factors...........  PROSPECTUS SUMMARY; RISK FACTORS
Use of Proceeds................................  PROSPECTUS SUMMARY; RISK FACTORS
Determination of Offering Price................  UNDERWRITING
Dilution.......................................  DILUTION
Selling Security Holders.......................  Not Applicable
Plan of Distribution...........................  Inside Front Cover Page; SECURITY OWNERSHIP OF
                                                 MANAGEMENT AND CERTAIN SECURITYHOLDERS;
                                                 UNDERWRITING
Legal Proceeding...............................  DESCRIPTION OF BUSINESS -- Legal Proceedings
Directors, Executive Officers, Promoter and
  Control Persons..............................  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
                                                 EMPLOYEES
Security Ownership of Certain Beneficial Owners
  and Management...............................  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                                                 SECURITY HOLDERS
Description of Securities......................  Outside Front Cover Page; Capitalization;
                                                 DESCRIPTION OF SECURITIES; UNDERWRITING
Interest of Named Experts and Counsel..........  LEGAL MATTERS; EXPERTS
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities..................................  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
                                                 EMPLOYEES
Organization Within Last Five Years............  DESCRIPTION OF BUSINESS; DIRECTORS, EXECUTIVE
                                                 OFFICERS AND CERTAIN EMPLOYEES; INTEREST OF
                                                 MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
Description of Business........................  PROSPECTUS SUMMARY; DESCRIPTION OF BUSINESS
Management's Discussion and Analysis or Plan of
  Operations...................................  MANAGEMENT'S DISCUSS AND ANALYSIS OF FINANCIAL
                                                 CONDITION AND RESULTS OF OPERATIONS
Description of Property........................  DESCRIPTION OF PROPERTIES
Certain Relationships and Related
  Transactions.................................  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN
                                                 TRANSACTIONS
Market for Common Equity and Related
  Shareholder Matters..........................  RISK FACTORS; DESCRIPTION OF SECURITIES;
                                                 UNDERWRITING
Executive Compensation.........................  EXECUTIVE COMPENSATION
Financial Statements...........................  CONSOLIDATED FINANCIAL STATEMENTS
Changes in and Disagreement With Accountants on
  Accounting and Financial Disclosure..........  Not Applicable
Indemnification of Directors and Officers......  Information not required in Prospectus;
                                                 Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution....  Use of Proceeds
Recent Sales of Unregistered Securities........  Not Applicable
Exhibits.......................................  Not Applicable
Undertakings...................................  Information Not Required in Prospectus;
                                                 Undertakings

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 28, 1998

PROSPECTUS
                      AMERICAN DIVERSIFIED HOLDINGS, INC.

                                1,733,333 SHARES

                          COMMON STOCK (NO PAR VALUE)
                            ------------------------

     American Diversified Holdings, Inc. (the "Company") is offering hereby 1,733,333 shares of the Company's Common Stock (the "Common Stock"). The Company has two classes of stock outstanding, the Common Stock offered hereby and Series A Preferred Stock, par value $1.00 per share (the Series A "Preferred Stock"). Concurrently with this offering, the Company is also registering 1,666,667 shares of Common Stock (the "Converted Shares") issuable to approximately 320 shareholders (the "Selling Shareholders") upon conversion of 5,000,000 shares of Series A Preferred Stock acquired by the Selling Shareholders in a private placement completed as of March 31, 1998, which shares of Common Stock are being registered for resale from time to time by the Selling Shareholders after the date of the Prospectus. The resale of the Converted Shares by the Selling Shareholders will be subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sales of such shares or even the potential for such sales at any time may have an adverse effect on the market prices of the shares of Common Stock offered to investors in this Offering. The Company will not receive any proceeds from the sale of any of the Converted Shares and has agreed to pay all expenses relating to the offer and sale of such shares by the Selling Shareholders. See "Concurrent Sales by Selling Shareholders."

     Prior to this offering, there has been no public market for the Company's Common Stock and there can be no assurance that any such market will develop. It is currently anticipated that the initial public offering price will be $14.00 per share (the "Price to Public"). Application is being made to have the Common Stock approved for quotation on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") under the proposed symbol "AMDIV". The public offering price for the Shares has been determined arbitrarily by negotiations between the Company and the Underwriters and does not necessarily bear any relationship to the Company's results of operations, net worth, prospects, or other commonly recognized criteria of value. See "Risk Factors" and "Underwriting."

     The textual portion of this Prospectus and a demonstration of certain of the Company's products and services, which demonstration is part of this Prospectus, are available on the CD-ROM portion of this Prospectus attached to the inside back cover page hereof. To view the demonstration portion of this Prospectus, click on the hyper link located on the cover page of the textual portion of the CD-ROM portion of this Prospectus or exit the textual portion of the CD-ROM portion of this Prospectus.
 THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AS WELL AS
     IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                  UNDERWRITING DISCOUNTS                PROCEEDS TO
                                      PRICE TO PUBLIC               AND COMMISSIONS(1)                  COMPANY(2)
-----------------------------------------------------------------------------------------------------------------------------
Per Share....................                $                               $                               $
-----------------------------------------------------------------------------------------------------------------------------
Total(3).....................                $                               $                               $
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses of this offering payable by the Company estimated at $242,000.

(3) The Company has granted the Underwriters an option exercisable within   days
    after the date of this Prospectus to purchase up to 246,667 additional shares of Common Stock on the same terms and conditions set forth above to cover over-allotments, if any. If all such additional shares of Common Sock are purchased, the total Price to Public, underwriting discount and net
    proceeds to the Company will be approximately $             ,
    $             and $             , respectively. See "Underwriting."

     The shares of Common Stock offered hereby are offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders, in whole or in part, and subject to certain other conditions. It is expected that the shares of the Common Stock
will be ready for delivery on or about           , 1998, against payment in
immediately available funds.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST   , 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................     1
     The Company............................................     1
     Business Strategies....................................     2
     The Offering...........................................     4
RISK FACTORS................................................     5
     Limited Operating History and Losses From Operations
      Creates Uncertainty About Future Results..............     5
     Need for Additional Capital............................     5
     Delay in Commencing Operations.........................     5
     Dependence on Computer Systems.........................     6
     Dependence on Intellectual Property Rights.............     6
     Management of Growth...................................     6
     Volatile Nature of Securities Business.................     6
     Rapidly Evolving Markets...............................     7
     Risks Associated with New Products and New Markets.....     7
     Dependence on Key Management and Principal
      Consultants...........................................     8
     Risks Associated with Strategic Acquisitions and
      Relationships.........................................     8
     Regulation.............................................     8
     Lack of Trademark Protection...........................     9
     Immediate and Substantial Dilution.....................     9
     Potential for Security Compromises.....................     9
     Effect of Net Capital Requirements.....................     9
     Broad Discretion in the Use of Proceeds................     9
     No Assurance of Public Trading Market or Qualification
      for NASDAQ Inclusion;
       Possible Volatility of Stock Price...................    10
     Shares Eligible for Future Sale........................    10
     Litigation and Potential Securities Laws Liability.....    11
     Dependence on Cash Inflows to Mutual Funds.............    11
     Dependence on Systems and Third Parties................    11
     Competition............................................    11
THE COMPANY.................................................    13
USE OF PROCEEDS.............................................    13
DILUTION....................................................    14
DIVIDEND POLICY.............................................    15
CAPITALIZATION..............................................    15
DESCRIPTION OF BUSINESS.....................................    16
     General................................................    16
     The Business Opportunity...............................    18
     Industry Developments in Germany.......................    18
     Business Strategy......................................    19
     Development of Products and Services...................    20
     Marketing..............................................    23
     Customer Service.......................................    24
     Competition............................................    25
     Government Regulation..................................    26
     Net Capital Requirements; Liquidity....................    27

                                                              PAGE
                                                              ----
     Employees..............................................    28
     Systems................................................    28
     Servicemark Application................................    29
     Legal Proceedings......................................    29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATION..................................    30
     Plan of Operation......................................    30
     ADAM' s Historical Operations..........................    30
DESCRIPTION OF PROPERTY.....................................    32
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.....    32
     Management.............................................    32
     Principal Advisors.....................................    33
     ADAG's Executive Team..................................    34
     Management Committees..................................    35
REMUNERATION OF DIRECTORS AND OFFICERS......................    35
     Executive Compensation.................................    35
     Summary Compensation Table.............................    35
     Employment Agreements..................................    36
     1998 Stock Option and Incentive Plan...................    36
     Stock Option Grants....................................    38
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
  SECURITYHOLDERS...........................................    39
     Preferred Stock........................................    39
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS...    40
DESCRIPTION OF SECURITIES...................................    40
     General................................................    40
     Common Stock...........................................    41
     Preferred Stock........................................    41
CONCURRENT SALES BY THE SELLING SHAREHOLDERS................    42
SHARES ELIGIBLE FOR FUTURE SALE.............................    42
UNDERWRITING................................................    43
LEGAL MATTERS...............................................    44
EXPERTS.....................................................    44
ADDITIONAL INFORMATION......................................    44
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................   F-1

                               PROSPECTUS SUMMARY

     The summary information below should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein shall have the definitive meanings assigned to them in the text below.

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act. Forward-looking statements may be found throughout this Prospectus, particularly under "Prospectus Summary," "Use of Proceeds," "Plan of Operation" and "Description of Business." Such forward-looking statements are indicated by the use of such words as "intends," "expects," "may," "anticipates," "estimates," "desires," "believes" and similar expressions. Actual results may differ from those described by forward-looking statements as a result of many risks and uncertainties, including, but not limited to, those described under "Risk Factors." Prospective investors are advised not to rely upon forward-looking statements, but rather base their investment decision on the Company's actual results to date.

                                  THE COMPANY

     American Diversified Holdings, Inc., a Nevada corporation (the "Company"), is a development stage enterprise which was formed to offer a full range of financial services in the United States and Europe. The Company is a holding company primarily engaged in the management of its two wholly-owned subsidiaries, American Diversified Asset Management, Inc., a Nevada corporation ("ADAM") which is located in Los Angeles, California, and American Diversified AG Wertpapierhandelsbank, a German corporation ("ADAG") which is located in Berlin, Germany. The principal business activities of the Company and its subsidiaries will be to provide financial services and distribute financial service products to individuals and institutional investors in the United States, Germany and the European Union ("EU") countries. The Company and its subsidiaries will offer financial services consisting mainly of full service securities brokerage, Internet discount brokerage, asset management, sponsoring and distributing mutual funds, underwriting and related financial services.

     ADAM

     Through its U.S. subsidiary, ADAM, the Company is engaged in the management and distribution in the U.S. of American Diversified Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940, which currently offers a series portfolio, the American Diversified Global Value Fund. ADAM plans to expand its mutual fund business by increasing the assets of the Global Value Fund and by developing new mutual fund series in the U.S. and Europe. ADAM is in the process of registering a newly developed fund, the American Diversified International Value Fund for U.S. distribution (collectively with the Global Value Fund, the "Funds"). Ladas & Hulings, Inc. ("Ladas & Hulings"), a leader in global value investing with over 25 years of experience, became sub-advisor to the Global Value Fund in April 1998 and will provide the day-to-day investment management (sub-advisory services) for the Funds.

     ADAM is in the process of registering an umbrella fund, American Diversified Funds, plc, in Ireland under the "UCIT's" directive for European
(EU) distribution, which will offer three sub-funds: the Global Value, International Value, and SmallCap Value portfolios. Marketing and distribution services in Germany and other EU countries will be provided by American Diversified AG Wertpapierhandelsbank ("ADAG"), the Company's German subsidiary, and through alliances with medium-sized banks, broker-dealers, insurance agents, and by-captive sales forces.

     Additionally, ADAM is preparing to act as broker for on-line brokerage execution in U.S. markets for ADAG. The Company plans to expand the present investment management business of ADAM by growing the Funds and introducing an asset management business for high net worth individual and institutional accounts, using Ladas & Hulings as the asset manager.

     ADAG

     Through its German subsidiary, ADAG, the Company is engaged in the distribution of mutual funds, providing asset management services and underwriting services to clients in Germany. ADAG expects to begin providing securities brokerage services to individual investors and institutions in Europe through the Internet and ADAG's registered representatives on January 2, 1999, after ADAG has received a full banking license in Germany. ADAG will offer trade execution for stocks, mutual funds, options and bonds, as well as market data and research tools to investors in Europe. ADAM is preparing to act as the clearing broker for ADAG on all transactions involving U.S. securities which are executed in the U.S. The electronic infrastructure and primary systems necessary to operate ADAG's securities brokerage business are currently in place and fully functional. ADAG has developed substantial name recognition in Germany through the aggressive advertisement of its services during the last four months. To date, ADAG has received 10,000 applications for new accounts and expects to generate further interest in its services through continued advertising in the coming months. In addition, ADAG intends to engage in underwriting Initial Public Offerings of small to medium size European companies, especially in Germany.

     The Company believes that there is a new and growing market in the EU for investment products denominated in U.S. dollars primarily due to the following factors: (i) the planned transition in 1999 to a single European currency, the EURO; (ii) the creation of new and expanding capital markets in Eastern Europe;
(iii) implementation of the directive on the Undertaking for Collective Investments in Transferable Securities ("UCITS") in October 1989, which was designed to create a single EU mutual funds market and has now expanded the range of available funds for distribution in Europe; (iv) the continuing growth of the mutual fund market; and (v) the Xetra(R) electronic trading system of the Frankfurt Stock Exchange has expanded the number of tradeable instruments and execution possibilities for electronic security trading. The integration of other major European Stock Exchanges in to this system and NASDAQ's interest in participating, creates the possibility of a Pan-European stock market for the future. In addition, Regulatory reforms in Germany and other EU countries have enabled smaller financial services companies to compete for investment dollars traditionally flowing to savings account deposits at commercial banks. Management believes that an international financial services group with offices in both the United States and Europe can attract a diverse clientele, including institutional investors, banks, and individual investors. See "Description of Business -- The Business Opportunity."

     The Company's executive officers and employees have a wide range of experience and expertise in the development, marketing and sale of financial services and products in the United States and Europe. While the Company has entered into employment agreements with certain of its executive officers, no assurance can be given that the Company will be able to enforce such agreement or their non-compete provisions under applicable state laws.

BUSINESS STRATEGIES

     The Company seeks to exploit the opportunities created primarily as a result of regulatory reforms and changing conditions in the financial services industry and to expand its market share by pursuing the following five key strategies:

     - Market Distinct Brands. ADAG will market distinct brands of financial products with a range of services and commission rate structures designed to attract specific groups of investors in Europe. The Company believes that, by tailoring products and services for customers within specific demographic categories, ADAG can attract a broader range of investors seeking brokerage services at discount prices. ADAG will offer discount on-line brokerage services under the AMDIV.NET(TM) brand name, which has been created for investors seeking simple and efficient execution services at the lowest possible transaction cost, and investors who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low-priced trade executions. AMERICAN DIVERSIFIED(R) has been created to provide ADAG's high net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and underwriting services. AMDIV.PRONET(TM) is a technologically advanced financial system that will provide

       ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock markets through the Company's integrated computer network.

     - Create Technologically Innovative Solutions to Investor Needs. Since April 1997, the Company has worked on the development of its integrated electronic systems, which combine the Company's newly developed software with existing electronic services in the U.S. and Europe. AMDIV.NET(TM) and AMDIV.PRONET(TM) each comprise a single-source trading system for U.S. and European stocks, which offer immediate execution services. The "Dial-In" feature of AMDIV.PRONET(TM) provides institutional correspondents with a secure link to Europe's and the U.S.'s major stock markets using special terminals, which enable direct access through the Company's integrated computer network. The Company is actively pursuing additional technologies to service the rapidly evolving financial services industry. See "Description of Business -- Development of Products and Services."

     - Provide Transaction Value to Investors. The Company strives to offer investors transaction value by providing specified services at prices that are among the lowest in the discount brokerage industry. AMDIV.NET(TM) will be offered at a flat commission rate on Internet-only trades for equity orders having a market value of up to EURO 11,000. AMERICAN DIVERSIFIED(R) will provide investors with access to trained registered representatives and other customized services for a fee equal to .44% of the order volume for each equity order. Through more efficient operations, synergies of strategic alliances, increasing volume and the use of advanced technology, the Company strives to minimize costs, which will allow it to offer some of the best transaction values in the industry. See "Description of Business -- Development of Products and Services" and "Description of Business -- Competition".

     - Expand Mutual Fund Products and Distribution. ADAM is expanding its sponsorship and distribution of mutual funds by developing one new portfolio in the U.S., the International Value Fund. In addition, ADAM is in the process of registering an umbrella fund in Dublin, Ireland under the "UCIT's" directive for European distribution, which will offer three sub-funds: Global Value, International Value and SmallCap Value portfolios. The Ireland-based fund will be distributed in Germany and other EU countries through ADAG's distribution network and other channels in Europe.

     - Expand the Underwriting of Initial Public Offerings. ADAG will engage in underwriting initial public offerings for small and medium size EU companies which plan to be listed on NASDAQ and the Frankfurt Stock Exchange in Frankfurt, Germany. ADAG has commenced due diligence review of four companies in connection with proposed initial public offerings. ADAG intends to expand its underwriting business to take advantage of the increased demand for equity financing among small and medium size companies in the EU.

                                  THE OFFERING

Common Stock Offered by the
Company in this Offering......   1,733,333(1)

Common Stock to be Outstanding
After this Offering...........   8,551,350(1)(2)

Preferred Stock to be
Outstanding After this
Offering......................   None(2)(3)

Use of Proceeds...............   To pay all expenses incurred in connection with
                                 this Offering and expenses relating to the offer and sale of the Converted Shares by the Selling Shareholders; to fund the Company's expanded marketing and promotional activities;
                                 to provide the reserves necessary to satisfy the German net capital requirements; to finance the cost of capital expenditures in the U.S.
                                 and Europe, including the additional cost of software development; to fund the Company's planned expansion and acquisitions; and for general corporate purposes.

Risk Factors..................   The Common Stock offered hereby should be
                                 considered a speculative investment, including the loss of the entire investment. See "Risk
                                 Factors."

Dilution......................   Purchaser will be subject to immediate and
                                 substantial dilution in the per share tangible book value of the Common Stock offered hereby, and may be subject to further and substantial dilution as a result of additional securities offerings in the future. See "Dilution."

Nasdaq National Market Symbol
(Proposed)(4).................   AMDIV
---------------
(1) Does not include up to 246,667 additional shares of Common Stock issuable upon exercise of an option granted to the Underwriters to purchase such additional shares to cover over-allotments, if any (the "Over-Allotment Option").

(2) Includes 1,666,667 shares of Common Stock issuable upon conversion of the 5,000,000 shares of Series A Preferred Stock acquired by the Selling Shareholders.

(3) Assumes conversion of 5,000,000 outstanding shares of Series A Preferred Stock acquired by to the Selling Shareholders into 1,666,667 shares of Common Stock. See "Description of Securities -- Preferred Stock" and "Concurrent Sales by the Selling Shareholders."

(4) Although the Company has applied for inclusion of the Common Stock on the NASDAQ, there can be no assurance that the Common Stock will be included for quotation on NASDAQ, or if so included that the Company will be able to continue to meet the requirements for continued quotation. In addition, there can be no assurance that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors -- No Assurance of Public Trading Market or Qualification for NASDAQ Inclusion; Possible Volatility of Stock Price."

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the Units offered hereby. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Prospectus Summary," "Use of Proceeds," "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as within the Prospectus generally. Actual results could differ materially from those described in the forward-looking statements as a result of the risks and uncertainties set forth below and within the Prospectus generally.

LIMITED OPERATING HISTORY AND LOSSES FROM OPERATIONS CREATES UNCERTAINTY ABOUT FUTURE RESULTS

     The Company is a development stage enterprise which was formed on February 4, 1997 for the purpose of engaging in the financial services business through its subsidiaries in Europe and the United States. Except for the merged operations of ADAM, the Company has a limited operating history and is planning to implement an aggressive business expansion strategy involving the development and distribution of sophisticated financial products and services in Europe and the United States. No assurance can be given that the Company will be able to successfully develop and market its proposed products and services in any of its targeted market sectors.

     In addition, from its inception through May 31, 1998, the Company has devoted the bulk of its resources to raising capital and implementing the first phase of its business plan and has experienced aggregate losses of $1,846,044. See the "Unaudited Proforma Consolidated Statement of Operations" of the Company for an analysis of the losses of the Company and the merged operations of ADAM on a proforma basis. The Company and its subsidiaries are expected to have further and substantial losses during its start-up phase primarily due to the high costs associated with the formation of a new banking institution and the marketing and promotion of mutual funds and other financial services in its market area. Results of operations in the future will be influenced by numerous factors including, among others, expansion, the ability of the Company to manage its growth and maintain the quality of its personnel, and the ability of the Company to implement its strategic plan. There is no assurance that the Company will ever operate profitably. Any future success that the Company might enjoy and its results of operations in the future will also depend upon many factors which may be beyond the control of the Company or which cannot be predicted at this time. These factors may include changes in the securities and banking industries, technological advances or product obsolescence, increased levels of competition including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon the Company or may force the Company to reduce or curtail operations.

NEED FOR ADDITIONAL CAPITAL

     The Company believes that the net proceeds of this Offering will be sufficient to finance the cost of operations through December 31, 2002. However, additional capital will be required to effectively support the operations and to otherwise implement the Company's overall business strategy. The Company has no commitments for any such additional capital at this time and there can be no assurance that financing will be available when needed on terms that are acceptable to the Company. In addition, if the costs and expenses to be incurred for commencing marketing and product development exceed the proceeds of this Offering, the need for additional working capital may arise earlier than expected. The inability to obtain additional capital will restrict the Company's ability to grow and may reduce the Company's ability to continue as a going concern.

DELAY IN COMMENCING OPERATIONS

     ADAG has applied for a full banking license in Germany to engage in its planned securities brokerage business. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for

ADAG to commence its planned securities brokerage operations will be given in a timely manner or at all. Any delay in commencing operations will increase pre-opening expenses and postpone realization of potential revenues by ADAG and the Company. Absent the receipt of revenues and commencement of profitable operations, the Company's accumulated deficit will continue to increase (and book value per share decrease) as operating expenses such as salaries and other administrative expenses continue to be incurred.


DEPENDENCE ON COMPUTER SYSTEMS


     The Company will receive and process trade orders through the Internet and personal terminals. These methods of trading will be heavily dependent on the integrity of the electronic systems supporting them. Extraordinary trading volumes could cause the Company's computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of the Company's computer systems or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers) could cause customers to suffer delays in trading. Such delays could cause substantial losses for customers and could subject the Company to claims from customers for losses, including litigation claiming fraud or negligence. There can be no assurance that the Company's network structure will operate appropriately in the event of a computer systems failure or that, in the event of a tornado, fire or any other natural disaster, power or telecommunications failure, act of God or war, the Company will be able to prevent an extended computer systems failure. Any computer systems failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and operating results. See "Description of Business -- Systems."


DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS

     The Company's success and ability to compete are dependent to a significant degree on its proprietary technology. The Company relies primarily on copyright, trade secret and trademark law to protect its proprietary technology. The Company has registered and unregistered trademarks, various registered and unregistered copyrights and certain licenses of technology with third parties. The Company has no patents. The source code for the Company's proprietary software is protected as a trade secret. In addition, it is the Company's policy to enter into confidentiality and noncompetition agreements with its associates and generally to control access to and distribution of its proprietary technology. Notwithstanding the precautions taken by the Company to protect its intellectual property rights, it is possible that third parties may copy or otherwise obtain and use the Company's proprietary technology without authorization or otherwise infringe on the Company's proprietary rights. It is also possible that third parties may independently develop technologies similar to those of the Company. Policing unauthorized use of the Company's intellectual property rights may be difficult, particularly because it is difficult to control the ultimate destination or security of information transmitted over the Internet. In addition, the laws of foreign countries may afford inadequate protection of intellectual property rights.

MANAGEMENT OF GROWTH

     The Company plans to expand its business with the formation of subsidiaries in Austria, Spain, Ireland and Switzerland. To a significant extent, the Company's future success will be dependent upon its ability to engage in a successful expansion program and will be dependent, in part, upon its ability to secure regulatory approvals in its chosen markets, attract customers for its financial products, maintain adequate financial controls and reporting systems, manage its growth, and obtain additional capital upon favorable terms. There can be no assurance that the Company will be able to successfully implement its planned expansion, finance its growth or manage the resulting larger operation.

VOLATILE NATURE OF SECURITIES BUSINESS

     A substantial portion of the Company's revenues will be derived from securities brokerage services. The securities business is volatile and is directly affected by national and international economic conditions, broad trends in business and finance and fluctuations in volume and price levels of securities transactions, all of which are beyond the control of the Company. Reduced trading volume generally results in reduced transaction revenues and decreased profitability. Severe market fluctuations in the future could have a material adverse effect on the Company's business, financial condition and operating results. The securities business is also subject to various other risks, including customer default, employees' misconduct, and errors and omissions and litigation. Losses associated with these risks could have a material adverse effect on the Company's business, financial condition and operating results. The securities industry has undergone many fundamental changes during the last two decades, including regulation and deregulation at federal and state levels, the emergence of discount brokers, the dominance of institutional investors and consolidation. Several current trends are also affecting the securities industry, including increased use of technology and greater self-reliance of individual investors. See "Description of Business." There can be no assurance that these trends or future changes in the securities business will not have a material adverse effect on the Company's business, financial condition and operating results. In addition, commissions charged to customers of discount brokerage services have steadily decreased over the past several years, and the Company expects such decreases to continue. There can be no assurance that such decreases will not have a material adverse effect on the Company's business, financial condition and operating results. See "-- Competition."

RAPIDLY EVOLVING MARKETS

     The market for electronic discount brokerage services is at an early stage of development and is rapidly evolving. As is typical for new and rapidly evolving markets, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. The Company's planned services over the Internet involve alternative approaches to securities transactions and, as a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of the Company's electronic discount brokerage services and products. Consumers who already obtain brokerage services from more traditional full-commission brokerage firms, or even discount brokers, may be reluctant or slow to change to obtaining brokerage services over the Internet, automated touch tone telephone and personal computer. Moreover, the security and privacy concerns of existing and potential users of the Company's services may inhibit the growth of electronic discount brokerage trading. There can be no assurance that the market for electronic brokerage services will continue to grow.

     Sales of some of the Company's services and products will depend upon the broader adoption of the Internet by consumers as a medium for commerce and communication. Use of the Internet depends on the development of the necessary infrastructure and complementary services and products, such as high speed modems and high speed communication lines. As the number of users and amount of traffic on the Internet continues to increase, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental restrictions could impede further use of the Internet. Moreover, consumer concerns about the Internet (including security, reliability, cost, ease of use, accessibility and quality of service) remain unresolved and may negatively affect the growth of Internet use. As a result, there can be no assurance that the number of the Company's transactions generated over the Internet will continue to increase.

RISKS ASSOCIATED WITH NEW PRODUCTS AND NEW MARKETS

     The market for financial services, particularly the market for electronic discount brokerage services, is characterized by rapid technological change, changing customer requirements, frequent service and product enhancements and introductions and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards can render existing services or products obsolete and unmarketable. The Company's future success will depend, in part, on its ability to develop and use new technologies, respond to technological advances, enhance its existing services and products and develop new services and products on a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively developing or using new technologies, responding to technological advances or developing, introducing or marketing service and product enhancements or new services and products. In addition, the Company may enter into new markets in connection with enhancing its existing services and products and developing new services and products. There can be no assurance that the Company will be successful in pursuing new opportunities or will compete successfully in any new markets. See "-- Risks Associated with Strategic Acquisitions and Relationships."

DEPENDENCE ON KEY MANAGEMENT AND PRINCIPAL CONSULTANTS

     The Company will rely on the business and technical expertise of its executive officers and certain other key employees, particularly its Chairman of the Board and Vice President-International Development, Peter Hartmann and its President and Chief Executive Officer, James Buchanan Rea, Jr. The Company is also dependent upon the advisory services of its principal consultants, Ladas & Hulings, Inc., and its founder, Mr. William R. Hulings. The Company does not maintain key man life insurance on these individuals. The loss of the services of any of these executives or consultants could have a material adverse affect on the Company and no assurance can be given that their services will be available in the future. The Company's success will also be dependent on its ability to attract and retain additional qualified management personnel. See "Directors, Executive Officers and Significant Employees."

RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS

     The Company is planning to pursue strategic acquisitions of complementary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance the Company's business, financial condition or operating results.

REGULATION

     The international investment management and broker-dealer operations of the Company and its subsidiaries are subject to extensive regulation, supervision and licensing under various U.S. federal and state laws and regulations and under the securities and corporate laws and regulations of the European countries under which it will market its financial services. As a registered broker-dealer and a registered investment advisor in the United States, ADAM will be subject to the regulatory authority of the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission (the "Commission"). ADAM must comply with applicable provisions of the Securities Exchange Act of 1934 and the Investment Company Act of 1940. See "Risk Factors -- Government Regulation." One of the most important regulations with which ADAM must comply with as a registered broker-dealer is the Commission's rule 15c3-1 (the "Net Capital Rule") which requires the broker-dealer subsidiaries of the Company to maintain a minimum amount of net capital, as defined under such regulations. See "-- Effect of Net Capital Requirements."

     The Company and its German subsidiary, ADAG, will also be subject to securities regulation in Germany and the various EU jurisdictions where they establish business operations or distributes financial services products. Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on the Company could have a material adverse effect on the Company's operating results and financial condition. See "Description of Business -- Government Regulation."

     The regulatory environment in which the Company operates is subject to change. The Company may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission, other United States or foreign governmental regulatory authorities or the NASD. The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.


LACK OF TRADEMARK PROTECTION


     The Company has applied for, but has not been issued any registered servicemark for its "AMERICAN DIVERSIFIED" or "AmDiv" service-names in the United States. No assurance can be given that the Company will be successful in obtaining these marks, or that the servicemarks, if obtained, will afford the Company any competitive advantages. See "Description of Business -- Servicemark Application."

IMMEDIATE AND SUBSTANTIAL DILUTION

     The Price to Public is significantly higher than the net tangible book value per share of the Company's Common Stock. Purchasers in the Offering will experience immediate and substantial dilution in the net tangible book value of their investment in the Common Stock of approximately $9.72 per share. See "Dilution."

POTENTIAL FOR SECURITY COMPROMISES

     The secure transmission of confidential information over public networks will be a critical element of the Company's operations. The Company will be required to rely on encryption and authentication technology, including public key cryptography technology, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technologies or other algorithms which may be used by the Company to protect customer transaction and other data. Any such compromise of the Company's security could have a material adverse effect on the Company's business, financial condition and operating results.

EFFECT OF NET CAPITAL REQUIREMENTS


     The Commission, the NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the Commission's Uniform Net Capital Rule (the "Net Capital Rule"), which governs ADAM, the Company's U.S. subsidiary. The Company's German subsidiary, ADAG, will be subject to similar net capital requirements under the German Banking Supervisory Act. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the Commission and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. In addition, a change in the applicable net capital rules, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from its brokerage subsidiaries, which in turn could limit the Company's ability to pay dividends, repay debt and repurchase shares of its outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present levels of business, which could have a material adverse effect on the Company's business, financial condition and operating results. See "Description of Business -- Government Regulation" and "Net Capital Requirements; Liquidity."


BROAD DISCRETION IN THE USE OF PROCEEDS


     The Company expects to use the net proceeds primarily to fund its operations, planned expansion and for other general corporate purposes. Consequently, the Board and management of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for shareholders and could adversely affect the Company's financial condition and future results of operations. See "Use of Proceeds."

NO ASSURANCE OF PUBLIC TRADING MARKET OR QUALIFICATION FOR NASDAQ INCLUSION; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock. The Company has applied for quotation of the Common Stock on the Nasdaq National Market under the trading symbol "AMDIV." There can be no assurance that an active public market will develop or be sustained for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the representatives of the Underwriters and may not be indicative of the market price for the Common Stock after the completion of the Offering. The market price of the Common Stock after completion of the Offering could be subject to significant fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new services or products by the Company or its competitors, changes in financial estimates by securities analysts or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock. There can be no assurance that purchasers of Common Stock will be able to resell their Common Stock at prices equal to or greater than the initial public offering price. See "Underwriting."

     Moreover, if for any reason, the Company's Common Stock is not eligible for continued listing on NASDAQ or another public trading market, purchasers of the Common Stock may have difficulty selling their securities should they desire to do so. Under newly adopted rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on NASDAQ, a company, among other things, must have at least $18.0 million in net tangible assets, $1.1 million in public float shares, $18.0 million in market value of public float and a minimum bid price of $5 per share. For continued listing, a company, among other things, must have $4.0 million in net tangible assets, $750,000 in public float shares, $5.0 million in market value of public float and a minimum bid price of $1 per share. If the Company is unable to satisfy the requirements for quotation on NASDAQ, trading, if any, in the Common Stock could be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock offered hereby. The above-described rules may materially adversely affect the liquidity of the market of the Company's securities.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have approximately 8,551,350 shares of Common Stock outstanding out of a total of 20,000,000 shares of Common Stock authorized, after giving effect to the issuance of 1,666,667 shares of Common Stock upon conversion of the 5,000,000 shares of Series A Preferred Stock but excluding up to 246,667 shares of Common Stock issuable upon exercise of the Underwriter's Over-Allotment Option. The shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), by persons other than "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act. The remaining shares of Common Stock outstanding will be "restricted" shares which may be sold in the public securities market without registration under the Securities Act to the extent permitted by Rule 144 (or Rule 145, as applicable) promulgated under the Securities Act or any exemption under the Securities Act. Of the 5,151,350 restricted shares, 500,00 shares of Common Stock are currently eligible for sale under Rule 144, and 4,618,750 shares of Common Stock will be eligible for sale under Rule 144 beginning in March 1999. See "Shares Eligible for Future Sale."

     Shares of Common Stock not issued or reserved for issuance may be issued without any action or approval of the Company's shareholders. Any such issuance could be used as a means of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. Future sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market. See "Shares Eligible for Future Sale."

LITIGATION AND POTENTIAL SECURITIES LAWS LIABILITY

     Many aspects of the Company's business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel. In recent years there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. The Company also will be subject to the risk of litigation from its other business activities, including litigation that may be without merit. As the Company intends actively to defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future lawsuits against the Company could materially adversely affect the Company's future operating results and financial condition.

DEPENDENCE ON CASH INFLOWS TO MUTUAL FUNDS

     A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for the Company since mutual funds purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. The recent demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds, seeking to invest cash received from the public. The public may withdraw additional cash from mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds or a decline in net asset values of these funds reduces demand by fund managers for initial public or secondary offerings, the Company's business and future results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally.

DEPENDENCE ON SYSTEMS AND THIRD PARTIES

     The Company's international investment management and broker-dealer operations will be highly dependent on third-party communications and information systems, including certain systems provided by clearing brokers. Any failure or interruption of the Company's future clearing broker or third party trading systems, could cause delays or other future problems in the Company's securities trading activities, which could have a material adverse effect on the Company's operating results. Such failures and interruptions may result from the inability of certain computing systems (including those of the Company's clearing broker, and other third party vendors) to recognize the year 2000. There can be no assurance that the year 2000 issue can be resolved prior to the upcoming change in the century. Although the Company may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting year 2000 issues, such costs are not sufficiently certain to estimate at this time. In addition, there can be no assurance that such third party trading systems will not suffer any systems failure or interruption, including one caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that the Company's back-up procedures and capabilities in the event of any such failure or interruption will be adequate.

COMPETITION

     The investment management business is highly competitive. The Company encounters significant competition in connection with the operation of its business in the U.S., and expects to encounter substantial competition for brokerage services and the distribution of U.S. mutual funds to its targeted potential clientele in its primary marketing area in Germany. These services are typically provided in Germany today through banks and savings institutions, which are not primarily engaged in providing these services to individual investors. The Company will compete with a large number of investment management firms, commercial banks, insurance companies, broker-dealers and other financial services providers, which have greater resources, assets under management, administration capability and offer a broader array of investment products and services than the Company. Many competitors devote substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of the Company's mutual funds and other new funds to grow. The Company's competitors in the U.S. include numerous enterprises with extensive experience in the financial services sector. These competitive conditions may adversely affect the Company's revenues, profitability and ability to meet its business objectives. See "Description of Business -- Competition."

     The Company will compete with a large number of investment management firms, commercial banks, insurance companies, broker-dealers and other financial services providers, which have greater resources, assets under management, administration capability and a better developed operating infrastructure. A large number of the Company's competitors also offer a broader range of investment products than the Company, and have better name recognition and more extensive customer bases as compared to the Company. These competitors may in the future be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. The Company expects that new competitors or alliances among competitors will emerge and may acquire significant market share.

                                  THE COMPANY

     The Company is a development stage enterprise which was formed to engage in the financial services business in Europe and the United States. The Company was incorporated in the State of Nevada on February 4, 1998. The Company's primary function is the management of its two subsidiaries, ADAM and ADAG.

     ADAM was founded in October 1997 to operate as a registered investment advisor and broker-dealer. Effective March 31, 1998, ADAM merged with James Buchanan Rea, Inc. ("JBRI") a California corporation, and succeeded to the business of JBRI as a Registered Investment Adviser and licensed NASD Broker/Dealer, Underwriter and Distributor. ADAM serves as Advisor, Underwriter and Distributor to American Diversified Funds, Inc., a diversified, open-end investment company registered under the Investment Company Act of 1940, with a single series portfolio, the American Diversified Global Value Fund (formerly the Rea-Graham Balanced Fund), a series mutual fund. See "Description of Business -- General."

     ADAG is a licensed distributor of financial products and underwriter in Germany, which is expected to offer a full range of investments and banking services through its EU subsidiaries. In order to provide securities brokerage services, ADAG has applied for a full banking license in Germany, which is expected to be approved by the end of the 1998 calendar year. ADAG has applied for membership on the Frankfurt Stock Exchange located in Frankfurt, Germany. The registration process has been completed and ADAG's membership will become effective upon approval of ADAG's full banking license. ADAG has completed all technical preparations necessary to commence operations, including installation of network links to the stock exchanges. See "Description of Business -- General."

     Although the Company has a limited operating history, its management team has extensive expertise and experience in the banking and financial services industries in Europe and the United States. The principal executive offices of the Company are located at American Diversified Holdings, Inc., 12100 Wilshire Blvd., #680, Los Angeles, CA 90025.

                                USE OF PROCEEDS

     If all 1,733,333 shares of Common Stock offered by this Prospectus are sold, the Company will receive net proceeds of approximately $22,325,000 (assuming the public offering price is $14.00, and assuming the over-allotment option is not exercised). If the Underwriters exercise the Over-Allotment Option, the Company would receive an additional $3,177,000. Net proceeds are determined after deduction of all commissions, discounts and expenses paid to the underwriters (estimated to be $1,941,662) and after all expenses of the Offering (estimated to be $242,000).

     The Company intends, in the following order of priority, to use the net proceeds of this Offering to:

                                                                           PERCENTAGE OF
                                                                AMOUNT     NET PROCEEDS
                                                              ----------   -------------
Marketing Activities........................................  $8,000,000       35.83%
-- Advertising expenses, production of TV-Commercials in
   conjunction to expand the Company's customer base
Net Capital Lock-up.........................................  $6,000,000       26.88%
-- Funds to be deposited in a special escrow account to
   satisfy the German net capital requirement
Capital Investments.........................................  $3,500,000       15.68%
-- Expenditures for computer equipment and other technology, furniture and fixtures for the new office premises in
   Europe and the U.S
Software Development........................................  $1,500,000        6.72%
The remainder of the net proceeds will be used for the
development and acquisition of new forms of technology to be used in the Company's business and for other general
corporate purposes, which may include the acquisition of the complementary businesses and the increase of the Company's
net capital position. The Company does not currently have
any agreements with respect to any such acquisitions. Prior
to the application of the net proceeds to the Company as
described above, such funds will be invested in short-term
investment grade securities.................................  $3,325,000       14.89%

     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors, including the progress of the Company's development and marketing efforts, the timing and costs involved in obtaining regulatory approvals, competing technological and market developments, the costs associated with commercialization of the Company's services and products.

     The Company believes that its available cash and existing sources of funding, together with the proceeds of this Offering and interest earned thereon, will be adequate to maintain its current and planned operations through December 31, 2002. Thereafter, the Company may be required to obtain additional capital to continue operations, as to which there can be no assurance. See "Risk Factors -- Need for Additional Capital."

     Until used, the Company intends to invest the net proceeds of this Offering in interest-bearing, investment-grade securities. While the net proceeds are so invested, the interest earned by the Company on such proceeds will be limited by available market rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Plan of Operation."

                                    DILUTION

     As of May 31, 1998, there were 6,818,017 shares of Company Common Stock outstanding, a net tangible book value per share of approximately $2.09 adjusted on a Pro Forma basis to reflect the reverse 1:2 split of the outstanding shares of the Company's Common Stock which was declared effective August 20, 1998, and the conversion of the 5,000,000 shares of the Series A preferred Stock into 1,666,667 shares of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets less the Company's total liabilities, divided by the number of shares the Company's Common Stock outstanding.


     After giving effect to the sale of the 1,733,333 shares of Common Stock under this Offering at a price of $14.00 per share and the application of the net proceeds therefrom, and after giving effect to the reverse 1:2 stock split effective August 20, 1998 and the conversion of the 5,000,000 shares of Series A Preferred Stock into 1,666,667 shares of Common Stock (but assuming no exercise of the Underwriters' Over-allotment Option and no exercise of the options granted pursuant to the 1998 Stock Option and Incentive Plan) there would be a total of 8,551,350 shares of Company Common Stock outstanding with a net tangible book value of approximately $4.30 per share. This would represent an immediate increase in pro forma net tangible book value of $2.18 per share to existing shareholders and an immediate dilution of $9.70 per share to new investors. Dilution is determined by subtracting net tangible book value per share after the Offering from the amount paid by new investors per share of Common Stock. The following table illustrates the per share dilution:



Initial public offering price per share.....................  $14.00
  Pro forma net tangible book value per share as of May 31,
     1998...................................................  $ 2.12
  Increase attributable to new investors....................  $ 2.18
Adjusted pro forma net tangible book value per share after
  this Offering.............................................  $ 4.30
                                                              ------
Dilution per share to new investors.........................  $ 9.70
                                                              ======



     The following table summarizes, on a pro forma basis, as of May 31, 1998, the difference between the existing shareholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share:



                                          SHARES PURCHASED       TOTAL CONSIDERATION        AVERAGE
                                        --------------------    ----------------------       PRICE
                                         NUMBER      PERCENT      AMOUNT       PERCENT     PER SHARE
                                        ---------    -------    -----------    -------   -------------
Existing shareholders.................  6,818,017(1)   79.7%    $16,861,710(2)   41.0%      $ 2.47
New investors.........................  1,733,333      20.3%    $24,266,662      59.0%      $14.00
                                        ---------     -----     -----------     -----
          Total.......................  8,551,350     100.0%    $41,128,372     100.0%
                                        =========     =====     ===========     =====


---------------
(1) After giving effect to the conversion of the 5,000,000 outstanding shares of Series A Preferred Stock into the 1,666,667 Converted Shares, but assuming no exercise of the Underwriters' Over-allotment Option and no exercise of any of the options granted pursuant to the 1998 Stock Option Plan.

(2) Reflects the capital contribution of the existing holders of the Company's shares of Common Stock and the holders of the 5,000,000 outstanding shares of Series A Preferred Stock.

                                DIVIDEND POLICY

     Holders of shares of Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of the Series A Preferred Stock are entitled to a cumulative preferential dividend of $.09 per share, when and as declared by the Board of Directors. On July 2, 1998, the Company declared dividends of $.045 per share on the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the Company does not expect to pay any additional dividends in the foreseeable future. The Company intends to use all retained earnings for working capital and to finance the anticipated growth and expansion of its business enterprise.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization (i) as of May 31, 1998; and (ii) on a Pro Forma basis as adjusted to give effect to the reverse 1:2 split of the outstanding shares of Common Stock which was declared effective August 20, 1998, the conversion of the 5,000,000 shares of Series A Preferred Stock acquired by the Selling Shareholders into 1,666,667 shares of the Company's Common Stock and the receipt of net proceeds from the sale of 1,733,333 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering expenses:


                                                                  MAY 31, 1998
                                                              ---------------------
                                                                         PRO FORMA
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                                 (IN THOUSANDS)
Shareholders' equity:
  Preferred Stock, no par value, 10,000,000 shares
     authorized, of which 5,000,000 have been designated
     shares of Series A Preferred Stock, par value $1.00,
     and which have been issued and are outstanding; Pro
     Forma As Adjusted: 10,000,000 shares authorized; no
     shares issued and outstanding..........................   5,000         -0-
  Common Stock, no par value, 20,000,000 shares authorized;
     5,151,350 shares issued and outstanding(1); Pro Forma
     As Adjusted: 20,000,000 shares authorized; 8,551,350
     shares issued and outstanding..........................  11,862      39,187
                                                              ------      ------
  Accumulated deficit.......................................  (2,071)     (2,071)
          Total shareholders' equity........................  14,791      37,116
                                                                          ------


---------------
(1) After giving effect to the reverse 1:2 stock split, effective August 20, 1998. Excludes the 1,666,667 Converted Shares issuable upon conversion of the Series A Preferred Stock.

                            DESCRIPTION OF BUSINESS

GENERAL

     The Company, through its two subsidiaries, ADAM in the U.S. and ADAG in Germany, is a service and technology driven international provider of financial services consisting mainly of full service discount securities brokerage, asset management, sponsoring and distributing mutual funds, underwriting and related services. The Company and its subsidiaries have assembled a staff of management, brokerage, asset management and marketing personnel, including several former key employees of major German banks and their subsidiaries.

     The Company's management believes that an international financial services group with management and offices in both the U.S. and Europe can attract a clientele of institutional investors, banks, businesses and individuals. The Company's business strategy is to provide individuals and small- to medium-sized European banks with direct access to American financial markets and an opportunity to invest in tailored U.S. mutual funds, such as the Fund. The Company believes there is a new and growing market in Germany and the EU for the distribution of U.S. investment products, particularly mutual fund shares to individual investors and smaller financial institutions, as European investors discover that other financial products are available as an alternative to traditional savings account deposits in commercial banks. In addition, the planned transition to the EURO in January 1999, is expected to increase the demand for investments denominated in U.S. dollars.

     The Company and its subsidiaries intend to market their services and products in Europe through a systematic program of direct marketing to prospective customers and through referral sources such as banks, insurance providers, attorneys, accountants and to a lesser extent, personal business contacts. Over the next two years, the Company's expansion plans include the formation of subsidiaries and commencement of financial services businesses in Vienna, Austria, Madrid, Spain, Dublin, Ireland and Zurich, Switzerland. Initial steps have been taken to establish the Austrian and Irish subsidiaries. See "Risk Factors -- Management of Growth."


     The Company intends to finance its business expansion through sales of equity capital in Europe and the U.S. On March 31, 1998, the Company completed a $5,000,000 private placement of its Series A Preferred Stock at a price of $1 per share in Germany, in an offering that is exempt from U.S. securities laws under Regulation S. Since its inception in February 1997, the Company has sold 9,000,000 shares of Common Stock for an aggregate consideration of approximately $11,600,000 in a private transaction pursuant to applicable exemptions from registration under U.S. state and federal securities laws. The 9,000,000 shares of Common Stock were converted into 4,500,000 shares following the reverse 1:2 stock split, effective August 20, 1998.


     ADAM

     Through its U.S. subsidiary, ADAM, the Company is engaged in the management and distribution in the U.S. of American Diversified Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940, which currently offers a series portfolio, the American Diversified Global Value Fund. ADAM plans to expand its mutual fund business by increasing the assets of the Global Value Fund and by developing new mutual fund series in the U.S. and Europe. ADAM currently has in registration a newly developed fund, the American Diversified International Value Fund, for U.S. distribution (collectively with the Global Value Fund, the "Funds"). Ladas & Hulings, Inc. ("Ladas & Hulings"), a leader in global value investing with over 25 years of experience, became sub-advisor to the Global Value Fund in April 1998 and will provide the day-to-day investment management (sub-advisory services) for the Funds.

     ADAM is in the process of registering an umbrella fund, American Diversified Funds, plc, in Ireland under the "UCIT's" directive for European
(EU) distribution, which will offer three sub-funds: the Global Value, International Value, and SmallCap Value portfolios. Marketing and distribution services will be provided in Germany and other EU countries by ADAG, and through alliances with medium-sized banks, broker-dealers, insurance agents, and by-captive sales forces.

     Additionally, ADAM is preparing to act as broker for on-line brokerage execution in U.S. markets for ADAG. The Company plans to expand the present investment management business of ADAM by growing the Funds and introducing an asset management business for high net worth individual and institutional accounts using Ladas & Hulings as the asset manager.

     ADAM has expanded its operations to New York to facilitate the distribution of the Fund and new portfolios of American Diversified Funds, Inc. to U.S. investors, and to increase the Company's domestic marketing and promotional efforts. In August 1998, the Company retained Mr. Joseph E. Breslin to serve as the Company's representative in New York City. Mr. Breslin will oversee the management and development of the New York office, and will be primarily responsible for expanding distribution of the Company's mutual fund series through broker-dealers in New York. Mr. Breslin will also be responsible for the recruitment of additional personnel and will serve as the Company's liaison in the City of New York. Mr. Breslin is an attorney and has served as the President and Director of an established group of mutual funds. See "Directors, Executive Officers and Significant Employees."

     ADAM has hired additional executives and support staff in the area of asset management and brokerage services and retained experts in the areas of technology, marketing, public relations, and management. New computer systems, office equipment, phone systems, and technology are being added to insure that efficient, cost effective, and customer oriented, investment products and services are available in both the U.S. and EU markets.

     ADAG

     ADAG is presently engaged in mutual fund distribution and asset management for clients in Germany. ADAG has developed substantial name recognition through the aggressive advertisement of ADAG's services during the last four months. Commencing on or about January 2, 1999, after approval of its full German banking license, ADAG will provide securities brokerage services to individual investors and institutions in Europe through the Internet and registered representatives. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for ADAG to commence its planned securities brokerage operations will be given in a timely manner or at all. See "Risk Factors -- Delay in Commencing Operations" ADAG will offer trade execution for stocks, mutual funds, options and bonds, as well as market data and research tools to investors in Europe. The electronic infrastructure and primary systems necessary to operate ADAG's securities brokerage business are currently in place and fully functional. ADAG has received over 10,000 applications for new accounts during the last four months through the aggressive advertisement of its services in Germany. In addition, ADAG intends to engage in underwriting initial public offerings of small to medium size European companies, especially in Germany.

     The Company has developed a creative approach to the planned delivery of brokerage and advisory services in Europe. ADAG will provide retail and institutional financial services under two distinct brand names, each of which will offer a range of services and commission rates designed to attract investors within specific demographic categories. This branding strategy will allow ADAG to align the cost structures of its brokerage business with the level of services desired by its customers. By providing clearing and execution services, ADAG will be able to expand its customer base, provide synergies to its retail brokerage business, enhance mutual fund distribution and diversify its revenues. AMERICAN DIVERSIFIED(R) will provide ADAG's high-net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and is expected to engage in underwriting initial public offerings of fast growing smaller companies. AMDIV.NET(TM) will provide discount on-line securities brokerage services, research and investment analysis tools exclusively through the Internet using advanced electronic systems. AMDIV.NET(TM) also will provide European investors interested in the U.S. securities market with multi-lingual service and with toll-free telephone access from seven European countries. AMDIV.PRONET(TM) is a technologically advanced financial system that will provide ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock markets through the Company's integrated computer network. AMDIV.PRONET(TM) is expected to provide securities clearing and execution services to approximately 700 independent broker-dealers, depository institutions, registered investment advisers and financial planners in Germany. See "-- Development of Products and Services."

THE BUSINESS OPPORTUNITY

     The Company believes that there is a new and growing market in the EU for investment products denominated in U.S. dollars primarily due to the following factors: (i) the planned transition in 1999 to a single European currency, the EURO; (ii) the creation of new and expanding capital markets in Eastern Europe;
(iii) implementation of the directive on the Undertaking for Collective Investments in Transferable Securities ("UCITS") in October 1989, which was designed to create a single EU mutual funds market and has now expanded the range of available funds for distribution in Europe; (iv) the continuing growth of the mutual fund market; and (v) the Xetra(R) electronic trading system of the Frankfurt Stock Exchange has expanded the number of tradeable instruments and execution possibilities for electronic security trading. The integration of other major European Stock Exchanges into this system and NASDAQ's interest in participating, creates the possibility of a Pan-European stock market for the future. Additionally, regulatory reforms in Germany and other EU countries have enabled smaller financial services companies to compete for investment dollars traditionally flowing to savings account deposits at commercial banks.

     The services offered by the Company are typically provided in Germany today through banks and savings institutions, cater primarily to large institutional individual investors, rather than to individuals. Management of the Company believes it has identified a niche market in Germany and the EU for providing discount securities brokerage services to individual and small institutional investors, including the marketing of U.S. mutual fund products. Brokerage services offered by German banks are targeted for large institutional customers, are expensive and do not address the needs of individual investors. German banks typically encourage private clients to maintain savings accounts, and bank personnel typically lack the incentives and expertise to provide individual customers with U.S. style investment services. The large U.S. investment firms operating in Germany typically prefer to market only to large institutional clients and require minimum account balances in the $1,000,000 range. On the investment banking side, there were approximately 31 public equity securities offerings in Germany during 1997, and 58 are scheduled for 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.

     Management believes that an international financial services group with offices in both the United States and Europe can attract a diverse clientele, including institutional investors, banks, investors and individuals. The Company is particularly focusing on Germany. The interest of German investors in foreign securities and equity investments is growing rapidly, as are the German capital markets. Germany's sole clearing organization, Deutsche Boerse Clearing has reported a rise in deposits of foreign securities from 53.4 billion German Marks to 100.8 billion German Marks, an increase of 47.4 billion German Marks (+88.8%) during the years 1996 to 1997. During the first six months of 1998, the deposits of foreign securities totaled 136.5 billion German Marks. Management believes that these favorable conditions have created a strong demand for the implementation of advanced electronic trading systems with direct access to the worldwide equity markets.

INDUSTRY DEVELOPMENTS IN GERMANY

     Before January 1998, the German market for financial products was traditionally dominated by a group of large banks and insurance companies marketing savings oriented investment vehicles to their depositors. Companies interested in expanding their asset base through capital investment or acquisitions have been generally required to fund the undertaking through cash flow generated from operations or bank loans.

     In an effort to harmonize financial services regulations within the EU, German policies were changed with the revision of existing banking laws (6. Novelle des KwGs) which became effective on January 1, 1998. These changes allowed for the unbundling of investment services in Germany and have brought approximately 7,000 small and medium sized distributors of financial products under the regulation and supervision of the "Bundesaufsichtsamt fur das Kreditwesen (BaKred)" the authority regulating the German banking industry.

     At the same time the demand for equity financing has steadily grown after the initial public offering of Deutsche Telekom in 1996. The "Neuer Markt" was created in March 1997 on the Frankfurt Stock Exchange to provide a market for technologically innovative companies. The market growth potential in Germany is significant. Prior to opening the "Neuer Markt", only 10 to 20 companies annually registered on the established exchanges in Germany. Since March 1997 the number of initial public offerings has increased by approximately 300%. The Company believes that the market will continue to expand as more entrepreneurs realize the competitive advantage associated with a higher capital base.

     These developments brought about the advent of regulated brokerage and financial services firms, which provide financial advisory services and trade execution services at a lower price than the banking institutions. Although investors have been able to use discount brokerage services provided by subsidiaries of major banks, the Company believes that many investors will prefer to use the Internet discount brokerage services to be provided by the Company, which will offer faster execution and are expected to be more efficient and competitively priced as compared to traditional bank brokerage services.

     The unbundling of brokerage services from the banking industry has permitted investors to pick and choose among various financial service providers for specified services. As a result, firms have emerged which provide the services usually provided by banking institutions. Firms now specialize in providing investment advice, financial information, and financial planning services. Other firms specialize in providing underwriting services and discount securities brokerage.

     Consumers have expanded access to powerful, yet inexpensive technology and are becoming more comfortable with and proficient in the use of this technology. The use of this new technology to sort and deliver vast amounts of information, to facilitate inexpensive communication of data and for the completion of financial transactions has been growing at an accelerating rate. Specifically, the Internet has produced thousands of new cyber-investors every day, primarily through the World Wide Web. In Germany, more than three million households conduct their banking on-line.

     Investors are becoming more self-reliant and value conscious in the pursuit of their financial goals. Investors are increasingly willing to acquire the information and understanding of investment alternatives and have become increasingly sophisticated and knowledgeable about investing. Access to a broad range of financial information and advice has decreased the necessity for full-service brokers. These investors make their own decisions about their financial future and tend to seek greater value, often in the form of lower transaction costs. As a result, the use of discount brokers and directly marketed no-load mutual funds have increased in market share at the expense of traditional providers charging a higher commission or sales load.

     Finally, the growth in financial assets held by individual's is accelerating. Large numbers of "baby boomers" are beginning to invest for their children's education and for their own retirement. Additionally, it is estimated that these individuals, many of whom have greater education, technical capabilities and investment choices than their parents, as well as greater access to information, will inherit up to $10 trillion from the previous generation during the next decade. This represents the largest absolute transference of wealth in German history.

     The convergence of these trends is creating a new marketplace for financial services. It is also creating a new investor, who is self-reliant, comfortable with the use of technology and value oriented. The Company seeks to be the leading provider of financial services in Germany, and eventually the EU, to this new investor.

BUSINESS STRATEGY

     The Company seeks to exploit the opportunities created primarily as a result of regulatory reforms and changing conditions in the financial services industry and to expand its market share by pursuing the following key strategies:

     - Market Distinct Brands. ADAG will market distinct brands with a range of services and commission rates designed to appeal to specific groups of investors within the financial service market. The Company believes that, by tailoring products and services for customers within specific demographic categories, ADAG can attract a broader range of investors seeking brokerage services at discount prices. AMDIV.NET(TM) will offer discount on-line brokerage services for investors seeking simple and efficient execution services at the lowest possible transaction cost, who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low-priced trade executions. AMERICAN DIVERSIFIED(R) will provide ADAG's high-net-worth customers with a full range of brokerage services, private asset management and mutual fund products, and underwriting services. AMDIV.PRONET(TM) is a technologically advanced financial system that will provide ADAG's correspondent European brokerage firms and financial institutions with special terminals to access the major European and U.S. stock markets through the Company's integrated computer network. Through this market seggmentation approach, management believes that the Company and its subsidiaries will be able to deliver products and services tailored to meet the specific needs of its customers in the most cost efficient manner. See "Development of Products and Services."

     - Create Technologically Innovative Solutions to Investor Needs. The Company plans to be the technology leader in the retail brokerage and clearing and execution businesses. Since April 1997, the Company has worked on the development of its integrated electronic systems, which combine the Company's newly developed software with existing electronic services in the U.S. and Europe. AMDIV.NET(TM) and AMDIV.PRONET(TM) each comprise a single-source trading system for U.S. and European stocks, which offer immediate execution services. The "Dial-In" feature of AMDIV.PRONET(TM) provides institutional correspondents with a secure link to Europe's and the U.S.'s major stock markets using special terminals, which enable direct access through the Company's integrated computer network. The Company is actively pursuing additional technologies to service the rapidly evolving financial services industry. See "Development of Products and Services."

     - Provide Transaction Value to Investors. The Company strives to offer investors transaction value by providing specified services at prices that are among the lowest in the discount brokerage industry. AMDIV.NET(TM) will be offered generally at a flat commission rate on Internet-only trades for equity orders having a market value of up to EURO 11,000. AMERICAN DIVERSIFIED(R) will provide investors with access to trained registered representatives and other customized services for a fee equal to .44% of the order volume, for each equity order. Through more efficient operations, synergies of strategic alliances, an increasing number of transactions and the use of advanced technology, the Company strives to minimize costs, which allows it to offer some of the best transaction values in the industry. See "-- Products and Services" and "-- Competition".

     - Expand Mutual Fund Products and Distribution. ADAM is expanding its sponsorship and distribution of mutual funds by developing one new portfolio in the U.S., the International Value Fund. In addition, ADAM is in the process of registering an umbrella fund in Dublin, Ireland, under the "UCIT's" directive for European distribution, which will offer three sub-funds patterned: the Global Value, International Value and SmallCap Value portfolios. The Ireland-based funds will be distributed in Germany and other EU countries through ADAG's distribution network and other channels in Europe.

     - Expand the Underwriting of Initial Public Offerings. ADAG will engage in underwriting initial public offerings for small and medium size EU companies which plan to be listed on NASDAQ and the Frankfurt Stock Exchange in Frankfurt, Germany. ADAG has commenced due diligence review of four companies in connection with proposed initial public offerings. ADAG intends to expand its underwriting business to take advantage of the increased demand for equity financing among small and medium size companies in the EU.

DEVELOPMENT OF PRODUCTS AND SERVICES

     The Company's subsidiaries have developed a broad range of products and services designed to address specific consumer needs. A demonstration of certain of the Company's products and services, which demonstration is part of this Prospectus, is available on the CD-ROM portion of this Prospectus attached to the inside back cover page of this Prospectus. The Company is actively pursuing opportunities to improve and increase the products and services offered to customers.

     Pursuing these opportunities demonstrates the Company's commitment to offer its customers innovative products and services. The development of products and services by the Company and its subsidiaries will continue to require substantial capital expenditures. See "Use of Proceeds". The Company expenses all research and development costs as they are incurred. The Company regularly monitors the costs and projected benefits of its product and service developments to determine their continued viability. The Company does not believe that the failure of any of its products and services would have a material adverse effect on the Company's future business, financial condition or operating results. See "Risk Factors -- Rapidly Evolving Markets" and "Risk Factors -- Risks Associated with New Products and New Markets."

     MUTUAL FUND PRODUCTS

     ADAM's mutual fund families in the U.S. will consist of value-oriented mutual funds, including:

     - American Diversified Global Value Fund

     - American Diversified International Value Fund

     ADAM's mutual fund families established in Ireland for distribution in the EU will consist of value-oriented mutual funds, including:

     - American Diversified Global Value Fund

     - American Diversified International Value Fund

     - American Diversified SmallCap Value Fund

     The Funds are managed by ADAM, based on Benjamin Graham's "value investment" principles. Ladas & Hulings, a leader in value investing with over 25 years of experience, will serve as investment sub-advisor to the Funds and will provide their day-to-day management. Portfolios managed by Ladas & Hulings have been rated by Nelson's Information as among the "Top 20" Money
Managers -- 10 year returns.

     A principal component of ADAM's planned expansion involves marketing the Funds to institutional investors. ADAM plans to develop a special class of institutional series or shares for distribution to institutional investors. As the Funds grows in size, the revenues and profitability of ADAM are expected to increase because ADAM's revenues and income will be based on the net assets of the Funds and with other mutual funds that it may manage in the future.

     DISCOUNT SECURITIES BROKERAGE SERVICES

     ADAG will provide Internet-discount brokerage services under the brand name AMDIV.NET(TM) and brokerage services for its high-net-worth clients under the brand name AMERICAN DIVERSIFIED(R). ADAG has also developed AMDIV.PRONET(TM), a brand of services for European brokerage firms, banking institutions and other institutional correspondents to access the major U.S. and European stock markets on special terminals through the Company's integrated computer network. Through this market segmentation approach, ADAG will offer a variable range of services and competitive rate structures designed to attract specific groups of individual and institutional investors in Europe.

     The development of the Company's products and services will continue to require substantial capital expenditures. See "Use of Proceeds."

     The following chart summarizes by brand these planned services and the average commission per trade which ADAG expects to charge its customers:

                            AMERICAN DIVERSIFIED(R)  AMDIV.NET(TM)  AMDIV.PRONET(TM)
                            -----------------------  -------------  ----------------
WAYS TO TRADE
  Internet                            --             EURO 12.00*     EURO 10.00*
  Personal terminal               EURO 20.00             --               --
  Professional Terminal               --                 --          EURO 14.00*
  Registered
     representative              EURO 22.00**            --               --
PRODUCTS
  U.S.-Stocks                         x                   x               x
  European-Stocks                     x                   x               x
  Foreign-Stocks                      x                   x               x
  Mutual funds                        x                   x               x
  Options                             x                   x               x
  Bonds                               x                   x               x
  Foreign securities                  x                   x               x
SERVICES OFFERED
  Live quotes                        x***                --               x
  10 Minute delayed quotes            --                  x               --
  Research tools                     x***                 x               x
  Credit card                         x                  --               --
  Debit card                          --                  x               --
  Check writing                       x                  --               --
  News search                        x***                 x               x
  Program investing                   x                   x               x
  Day trading                        x***                 x               x

---------------
  * For equity orders having a market value of up to EURO 11,000.

 ** 22% of the trading volume or a minimum charge of Euro 22.00.

*** With personal terminal only.

                              [LOGO AMDIV.NET(TM)]

     AMDIV.NET(TM) will be a discount broker that offers technologically advanced delivery systems for sophisticated on-line investors via the Internet. AMDIV.NET(TM) customers will be able to place trades, obtain quotes and review pertinent account information electronically using the Internet. AMDIV.NET's(TM) web site will allow customers to enter orders for stocks, mutual funds and options, to view their balances, positions, order status, quotes and transaction history and to use research provided by various data service providers. The research and market data available for AMDIV.NET(TM) customers will include historical and intra-day charts, company reports, earnings estimates, stock screening and general market information.

     AMDIV.NET(TM) will offer an advanced program trading feature, which will allow customers to create conditions under which orders will be placed and then have their personal computer monitor the market to automatically place the order. Customers will be able to design baskets of stocks to track and trade. Investors also will be able to place spread, straddle and buy/write orders using the AMDIV.NET(TM) features no other competing online-brokerage in Europe offers. In addition, the system will provide investors access to multiple news and research services. Customers will be able to access company highlights or detailed company reports and earnings estimates from a variety of data banks. A prototype system offering the above-described features is in the final stage of development and is undergoing testing at this time.

     In addition, AMDIV.NET(TM) will offer a wide range of third-party research services to assist its customers in selecting the best trading strategy. Stock research will include professional reports on over 20,000 listed companies on the major U.S. and European exchanges, qualitative and quantitative analyses on all major industry sectors and ranking tables, including performance ratios for large, middle and small cap stocks. AMDIV.NET's(TM) stock alerts will notify clients of earnings announcements, dividend reports, price changes of more than 3% and other significant events affecting investments.

     AMDIV.NET(TM) will cater to investors who are comfortable with the Internet and prefer to trade exclusively through electronic communications in exchange for low priced trade executions. Customer inquiries will be accepted via e-mail and representatives are required to respond within two hours, although responses usually are sent by return e-mail instantly. Although AMDIV.NET(TM) maintain toll-free telephone numbers for customer inquiries, these inquiries will be limited to technical support and customer inquires during specified time intervals. AMDIV.NET(TM) expects to charge a commission of EURO 12.00 for equity orders having a market value of up to EURO 11,000. Based on published reports, the Company believes that AMDIV.NET(TM) will offer one of the lowest commission rates in the industry in Germany, especially on U.S.-securities.

                            [LOGO AMDIV.PRONET(TM)]

     AMDIV.PRONET(TM) will be wholesale provider of discount brokerage and other financial services to independent broker-dealers, registered investment advisors and financial planners, including smaller banks, who serve their own retail customers. AMDIV.PRONET(TM) will act as the discount brokerage arm of correspondent institutional clients by providing their retail customers with access to equity and bond markets. ADAG will maintain a staff of registered representatives to service the retail customers of correspondent institutional clients using AMDIV.PRONET(TM).

     FINANCIAL SERVICES KIOSK

     The Company is presently developing, in partnership with NCR, an Internet based financial services kiosk, which will allow its customers to obtain all the information and tools needed to manage their personal finances at financial kiosks spread out through strategic locations in Germany, such as airport waiting lounges and shopping centers. This application is based on ATM's and gives customers the possibility to get cash, trade stock, check markets, purchase insurance products and other services. The kiosks will be open for shared-use by banks, brokers, investment advisors, mutual fund companies, insurance companies and other financial institutions that wish to provide financial services through this medium.

MARKETING

     The Company and its subsidiaries seek to increase their market share through direct-response advertising, advertising on their own and other Web sites, a public relations program and co-marketing. ADAG has recently completed an aggressive marketing campaign in Germany designed to bring brand name recognition to ADAG's product lines. Based on preliminary surveys, over 62% of ADAG's targeted investors in Germany are familiar with ADAG and have associated it with U.S.-style financial services. The Company intends to significantly increase its spending on print, television, radio, direct mail, telemarketing and online advertising during the next fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." From time to time, the Company may choose to increase spending on advertising to target specific groups of investors or to decrease advertising expenditures in response to market conditions.

     ADAG's marketing focus in Germany is on advertising its discount brokerage services as a less expensive and more efficient way of initiating transactions, building awareness of the Company's product lines and the benefits of the Company's services. Print advertisements are placed in a broad range of the leading business, technology and financial publications, including HANDELSBLATT, WIRTSCHAFTSWOCHE, CAPITAL, FOCUS and in the financial section of major daily newspapers in Germany. ADAG also employs online advertising through Yahoo!, America Online, CompuServe and other popular Web sites such as, FOCUS-Online. ADAG's commercials are featured regularly on N-TV, Germany's leading channel for stock exchange reports and during business programs of other major television networks. ADAG also uses telemarketing and direct mail to advertise its products and services. ADAG's aggressive advertising program in Germany has significantly contributed to the increase in new account applications.

     ADAM plans to expand the advertising of its mutual fund products in the U.S., and to build awareness of the Funds' value investment approach. To promote its marketing and expansion efforts, ADAM has engaged the services of R.J. Lauren, a public relations consulting firm based in Westlake Village, California. R.J. Lauren will be primarily responsible for developing marketing programs to promote ADAM's mutual funds in the U.S. In addition, R.J. Lauren will promote the Company's asset management services and assist the Company in issuing press releases as necessary to inform the public of recent developments affecting the Company's business and operations.

     At the Company's Web sites, prospective customers both, in the U.S. and Europe will be able to obtain detailed information on the services offered by the Company and its subsidiaries, use an interactive demonstration system, request additional information and complete an account application online. Visitors to the Company's German Web site can obtain detailed information about the U.S.-equity markets, NASDAQ and all major European stock exchanges. The Company's programmers have developed a search engine which provides financial information from over 800 sources. Visitors to ADAM's U.S.-based Web site will be able to obtain performance information on the funds, request literature and prospectuses online, download reports and get basic information about ADAM's value investment approach. Based on the increased number of visits to the Company's Web sites, the Company believes that on-line advertising is a significant factor in increasing brand awareness and generating leads, as consumers increasingly look to the Internet as a key source of information and commercial activity.

     The Company also pursues public relations opportunities to build brand awareness. This campaign has resulted in interview appearances on television and radio stations in the U.S. and Germany, in addition to profiles in the business section of a variety of daily national newspapers. The Company also actively seeks speaking opportunities at industry conferences and events in Europe.

CUSTOMER SERVICE

     The Company and its subsidiaries strive to optimize the level of customer service, provided to their clients by (i) expanding their use of technology to handle most typical inquiries generated in the course of customers' securities trading and related activities, (ii) ensuring adequate staffing with properly trained and motivated personnel in their customer service departments, enabling prompt response to customer inquiries and (iii) tailoring customer service to the particular expectations of the clients of each of their respective services.

     In order to optimize the level of service provided to European customers, ADAG has installed advanced call handling capabilities and provides 24 hours, 365-day live customer service through an 800-number. The new phone-systems provide automated answering, departmental call forwarding, information on expected wait times, summary market data while on hold and integrated voice-mail and response capabilities. The new telephone systems also allow linkage between the caller identification units and the customer database to provide customer service representatives with immediate access to customer's account data. It is expected that these telephone systems will increase call-handling efficiency and enhance the customers' experience when calling for service, particularly during periods of heavy market activity.

     The Company and its subsidiaries have also developed software and Web sites which provide basic information on how to use the Company's services. For those inquiries that cannot be answered through one of the Company's automated systems, customers are encouraged to use e-mail for matters that are not time sensitive. The Company's operating standards require a response within two hours of receipt of the e-mail for such matters; however, the Company strives to respond within 30 minutes of the original message. The Company also maintains electronic bulletin boards where customers and potential customers can ask questions and exchange information about the Company's services.

     The Company plans to monitor the level of overall customer satisfaction through use of customer response cards sent with trade confirmations or through periodic surveys. Written comments, e-mails and electronic postings by customers will be regularly reviewed by the Company's senior officers. The Company has established a policy to respond to all customer questions, or complaints, regardless of their mode of transmission.

COMPETITION

     All aspects of the Company's investment management business are intensely competitive. The Company competes with U.S. brokerage firms which have affiliates in Germany and other EU countries and with German banking institutions which are authorized, under German law, to offer both traditional brokerage functions and investment advisory services. The Company encounters significant competition in connection with the operation of its business in the U.S. for its mutual fund products. The Company's competitors in the U.S. include numerous enterprises with extensive experience in the financial services sector. Therefore, the Company intends to use the bulk of its marketing resources to promote its investment products in Europe, where it expects initially to encounter only limited competition for its discount brokerage services and the distribution of mutual funds to its targeted potential clientele in Germany, its primary marketing area. The services offered by the Company are typically provided in Germany today through banks and savings institutions, cater primarily to large institutional individual investors, rather than to individuals. Management of the Company believes it has identified a niche market in Germany and the EU for providing discount securities brokerage services to individual and small institutional investors, including the marketing of U.S. mutual fund products. Brokerage services offered by German banks are targeted for large institutional customers, are expensive and do not address the needs of individual investors. German banks typically encourage private clients to maintain savings accounts, and bank personnel typically lack the incentives and expertise to provide individual customers with U.S. style investment services. The large U.S. investment firms operating in Germany typically prefer to market only to large institutional clients and require minimum account balances in the $1,000,000 range. On the investment banking side, there were approximately 31 public equity securities offerings in Germany during 1997, and 58 are scheduled for 1998. The Company believes there is a strong and growing demand for investment banking and financial consulting services for emerging growth companies in Germany, from the early financing through the initial public offering stage.

     The Company expects competition to continue and intensify in the future. There are currently approximately 10 discount brokerage firms in Germany, all of them wholly owned subsidiaries of German commercial banks. These discount brokerage firms include Comdirect Bank, ConSors Dicount Broker, Advance Bank, Brokerage24 and Direkt Anlage Bank . The Company also encounters competition from the established banks, which provide full-commission brokerage services as well as mutual fund sponsors and other organizations, some of which provide electronic services. Although these competitors are well established, they generally lack the ability to provide prospective customers with the desired capabilities in international securities trading. None of these competitors offer direct execution of U.S. securities after 5:30 P.M., when the German exchanges stop trading and, during the trading session, fast order execution for U.S. securities is limited to the stock of the U.S. companies listed on one of the German exchanges.

     The Company believes, that providing investors with the ability to buy, sell and execute trades in U.S. securities until the close of the trading session in the U.S., 10 P.M. German time, will give the

Company's Internet brokerage a significant advantage over all its competitors. This will give ADAG's on-line customers the ability for day trading in U.S. securities during the entire period from 8:30 A.M. to 10 P.M. German time.

     The Company believes that the principal competitive factors affecting the market for its discount brokerage services are price, customer service, quality and speed of trade execution, delivery platform capabilities, ease of use, graphical user interface, breadth of services and innovation. Firms compete on the elements of price, technology, financial strength and customer service. Based on management's experience, preliminary market research and the success the Company's marketing campaign has enjoyed to date, the Company believes that it can competes effectively with respect to each of these factors.

     In addition, factors affecting the Company's business expansion success include: 1) the abilities, performance records and reputations of its investment managers; and, 2) its ability to develop new investment products and implement marketing strategies in the U.S. and Europe. The marketability of the Company's investment products, primarily mutual funds, is also dependent, in part, on the relative attractiveness of their investment strategies and practices under prevailing market conditions. There are relatively few barriers to entry by new investment management firms or distributors of U.S. mutual funds in the EU markets.

     The general financial success of companies within the securities industry over the past several years has strengthened existing and emerging competitors. The Company believes that such success will continue to attract new competitors to the industry such as large U.S. discount brokers such as e*trade, Charles Schwab, AmeriTrade and similarly structured groups. Charles Schwab has already commenced operations in Great Britain and is monitoring the German and European markets closely. "e*trade" has signed a licensing agreement with E trade Central Europe, Inc, which is owned by two emerging German financial services firms. Commercial banking institutions and other financial institutions have become a competitive factor in the securities industry by offering their customers discounted financial services. While it is not possible to predict the type and extent of competitive services that the banking institutions and other newly emerging financial institutions ultimately may offer the Company may be adversely affected by such competition.

     There can be no assurance that the Company will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, financial condition and operating results. See "Risk
Factors -- Competition."

GOVERNMENT REGULATION

     The international investment management and broker-dealer operations are subject to extensive regulation, supervision and licensing under various U.S. federal and state laws and regulations and under the securities and corporate laws and regulations of the European countries under which it will market its financial services.

     ADAM's operations in the U.S. are subject to extensive regulation under U.S. federal and state securities laws. The SEC is the federal agency responsible for administering the federal securities laws in the U.S. In general, broker-dealers are required to register with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD has established Rules of Fair Practice, which are subject to SEC approval, for all securities transactions among broker-dealers and private investors, trading rules for the over-the-counter markets, and operational rules for its member firms. The NASD examinations of member firms, investigate possible violations of the federal securities laws and its own rules, and conduct disciplinary proceedings involving member firms and associated individuals. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities.

     In addition, broker-dealers are subject to extension regulations under state laws. A recent amendment to the federal securities laws prohibits the states from imposing substantive requirements on broker-dealers, which exceed those imposed under federal law. The recent amendment, however, does not preclude the states from imposing registration requirements on broker-dealers that operate within their jurisdiction or from sanctioning such broker-dealers for engaging in misconduct.

     ADAM will continue the former operations of James Buchanan Rea, Inc. ("JBRI"), as a registered broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and as a registered investment advisor under the Investment Company Act of 1940, as amended. ADAM is also registered as a broker-dealer in the State of California.

     ADAG, the Company's German subsidiary, is subject to regulation under German law and in the various EU jurisdictions it may operate under in the future. Germany recently revised its banking laws and for the first time, financial service providers and broker-dealers are subject to rules and regulation and supervision of the various regulatory agencies, mainly the Bundesaufsichtsamt fuer das Kreditwesen ("BaKred"), the body regulating the banking industries, as well as the Bundesaufsichtsamt fuer Wertpapierhandel ("BAWH"), the body regulating the securities transactions and stock exchanges and the Bundesbank, Germany's Central Bank. The revision of the banking law was adopted in October 1997 and became effective on January 1, 1998. ADAG currently has a license which permits it to engage in product distributions, underwriting and asset management activities. Due to the uncertainties regarding interpretation of the new laws, ADAG has filed an application with the "BaKred" to extend its current license to a full banking license. Upon approval of its full banking license, ADAG will commence operations as a fully licensed bank and brokerage firm. The Company cannot provide any assurance or guarantee that the regulatory approvals necessary for ADAG to commence its planned securities brokerage operations will be given in a timely manner or at all. See "Risk Factors -- Delay in Commencing Operations."

     All marketing activities by ADAG regulated by the BaKred, and all such marketing materials are required to be reviewed by the Company's compliance officer prior to release. If ADAG were to engage in soliciting orders or making investment recommendations, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices.

     ADAG will be engaged in clearing and settling transactions and maintaining customer accounts. In its capacity as a depository bank, ADAG has to be a member of the "Einlagensicherungsfond", the depository trust fund of the German Banking Association. There can be no assurance that ADAG will be accepted as a member in the future. As a depository bank, ADAG will be further required to comply with the rules of banking institutions, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions.

NET CAPITAL REQUIREMENTS; LIQUIDITY

     As a registered broker-dealer and member of the NASD, ADAM, the Company's U.S. subsidiary, is subject to the Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered brokers-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. See "Historical Operations of ADAM."

     As a depository bank, ADAG will be subject to the net capital requirements of the "Kreditwesengesetz". The law presently requires a minimum net capital of 10 million German Marks (approximately $5.6 million, for the operations planned by ADAG. The BaKred can increase the net capital requirement at any time.

     In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts"), which reflect the possibility of a decline in the market value of an asset prior to disposition.

     Failure to maintain the required net capital by ether subsidiary may subject a firm to suspension or revocation of registration by the SEC, or BaKred, and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a stockholder, employee or affiliate, if such payment would reduce the firm's net capital below a certain level. The Net Capital Rule also provides that the SEC and the BaKred may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to stockholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and it is determined that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer. In addition, the Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of the Company that require the intensive use of capital, such as the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from its brokerage subsidiaries, which in turn could limit the Company's ability to pay dividends, repay debt and repurchase shares of its outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present levels of business, which could have a material adverse effect on the Company's business, financial condition and operating results.

     ADAM is a member of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a broker-dealer, protection for customers' accounts held by each of them of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances.

EMPLOYEES

     As of July 31, 1998, the Company employed a total of 24 full-time associates, including management and 12 part-time associates. The Company believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company believes that its relations with its employees are good.

     The Company's employment assessment process is a critical factor in identifying candidates whose abilities and potential create the opportunity to be a successful associate with the Company. The assessment process includes an in-person interview, a work-related behavioral trait profile, a cognitive reasoning assessment test, a telephone structured interview to identify life themes predictive of success, and a data entry "keyboarding" or computer skills test when appropriate. The Company believes based on its experience to date that its employment assessment process has a positive impact on the Company's success.

     The Company has approved a policy of paying cash bonuses to its management and non-management employees out of a pool based on a percentage of annual income. Bonuses are based upon the success of the Company and the individual job performance of the employee.

     The Company believes that the continuous training of its management, employees and part-time associates is a key factor for the Company's ability for rapid growth. The Company has established a training facility in Berlin and implemented a training schedule.

SYSTEMS

     The Company will use a variety of systems to support investors and the Company's correspondents. The Company currently is developing a sophisticated proprietary computer network that will link the various trading applications to the proprietary core system, the AMDIV Operating System ("AMDOS"). All of the customer trading applications will interface and feed data through standardized messaging and formatting into AMDOS. AMDOS will deliver quotes and information to the investor and route trades to the market.

AMDOS will then update account balances and positions via multiple lines of communication. AMDOS also will support other operations such as clearing functions, account administration and record keeping.

     The Company's technology relies on a scalable computer system connected to the Internet backbone. To enhance the reliability of the system and integrity of data, the Company maintains multiple backup systems. A backup power supply supports the operations facility. Tape backups are made nightly to prevent a loss of data. See "Risk Factors -- Dependence on Computer Systems."

     The Company's technology is supported by an internal staff of programmers, developers and operators 24 hours a day, seven days a week. The programming staff is supplemented by a team of quality control analysts, Web page developers, technical writers and design specialists who ensure the final product is user-friendly and dependable. In addition to supporting the systems, the staff continually enhances software and hardware and develops new services. Software is designed to be versatile and easily adaptable to new and emerging technologies.

     The secure transmission of confidential information over public networks is a critical element of the Company's operations. The Company relies on encryption and authentication technology, including public key cryptography technology licensed from Netscape Communications, Inc., to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. The Company has hired some of the best encryption specialists available in Europe. See "Risk Factors -- Potential for Security Compromises."

     A major advantage is the Company's direct fiberoptic connections to the Internet through a main backbone of UUNet. ADAG is connected to the fiberoptic network COLT Telecom, one of Europe's most progressive providers of commercial fiberoptic networks. COLT Telecom is servicing the majority of the German banking industry and stock exchanges. ADAG has signed agreements to receive unlimited network capacity for its data and telecommunication needs on scalable basis to very competitive prices. The Company plans to connect the premises in Berlin and Los Angeles by a direct line by the end of 1998.

SERVICEMARK APPLICATION

     The Company has applied for, but not been issued any registered servicemark for its "AMERICAN DIVERSIFIED(TM)" or "AmDiv(TM)" service-names in the U.S. ADAG is also planning to register its trademarks in Germany and other European countries. No assurance can be given that the Company will be successful in obtaining these marks, or that the servicemarks, if obtained, will afford the Company any competitive advantages. ADAG owns the "AMERICAN DIVERSIFIED" trademark for Germany, which was registered on February 26, 1998 with the German Patent and Trademark Office in Munich, registration No. 39745648.

LEGAL PROCEEDINGS

     The Company is not a party to, nor is the Company's property the subject of any pending legal proceeding.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

     The Company was organized on February 4, 1997 as a provider of financial services in the United States and Europe. As a development-stage enterprise, the Company has devoted most of its resources since inception to raising capital and implementing the first stages of its business plan.

PLAN OF OPERATION

     The following discussion is based upon and should be read in conjunction with the Company's financial statements, including the notes thereto, and the cautionary statements regarding forward-looking statements.

     The Company and its subsidiaries will offer financial services consisting mainly of full service securities brokerage, Internet discount brokerage, asset management, sponsoring and distributing mutual funds, underwriting and related financial services. The Company is a development stage enterprise and, had not generated any significant revenue from operations to date since its inception on February 4, 1997.


     The Company has financed its development activities through the sale of equity securities to its existing stockholders in private transactions. As of July 31, 1998, the Company had approximately $1.1 million in cash to conduct operations. At the current expense rate, the Company anticipates that such funds, together with $11,584,000 receivable by the Company in connection with the sale of the "Bearer Note" issued by Immofin Grundstuecksverwaltungsgessellschaft Conradi & Hilber GbRmbH, will be sufficient to continue operations until December 31, 1999. Thereafter, the Company will be dependent upon the receipt of additional capital to sustain operations. WITHOUT ADDITIONAL CAPITAL, THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN. See "Interest of Management and Others in Certain Transactions."



     The Company intends to continue on-going development of its products and services during the fiscal year ending August 31, 1999, to the extent permitted by available financing. The Company and its subsidiaries do not anticipate any significant sale of equipment during the fiscal year ending August 31, 1999, but do expect to purchase various equipment for development purposes at an anticipated cost of $1.5 million.


     The Company has recently expended staffing at both executive and employee levels and does not currently anticipate any additional significant changes in the number of employees or compensation payable to employees. See "Description of Business -- Employees" and "Directors, Executives and Significant Employees."

ADAM'S HISTORICAL OPERATIONS


     ADAM merged with and into James Buchanan Rea, Inc., a California corporation ("JBRI"), effective March 31, 1998, to acquire an existing mutual fund operation and establish a presence for the Company in the U.S. JBRI served as the investment advisor and distributor to the Rea-Graham Balanced Fund (renamed the American Diversified Global Value Fund; interchangeably, the "Fund"), a series mutual fund of American Diversified Funds, Inc. (formerly named the "Rea-Graham Funds, Inc.") a diversified open-end investment company registered under the Investment Company Act of 1940. ADAM has succeeded JBRI as a registered broker-dealer and registered investment advisor and the shareholders of the Fund have approved ADAM as investment advisor to the Fund.


     The Fund was originally organized as a private limited partnership in 1976 by its two general partners, Dr. James B. Rea and Benjamin Graham. Mr. Graham authored "Security Analysis" and "The Intelligent Investor," which are recognized texts on the fundamental value of common stocks. The Fund was subsequently incorporated in Maryland and on August 19, 1982, effected a public offering of its shares as an open end diversified investment company registered under the Investment Company Act of 1940. The Fund continued to operate as a separate series mutual fund of Rea-Graham Funds, Inc., which was succeeded by American Diversified Funds, Inc., following the merger.

     Pursuant to the revised investment advisory agreement, the Fund pays ADAM a monthly advisory fee equal on an annual basis to 1% of the first $20,000,000 of the Fund's net assets as of the close of business on the last business day of each calendar month during the Fund's fiscal year; reduced to 0.75% of such net assets in excess of $20,000,000 up to $100,000,000; 0.5% of such net assets in excess of $100,000,000 up to $200,000,000; and 0.45%
of all such net assets in excess of $200,000,000.

     The Fund also pays ADAM a distribution fee payable monthly equal on an annual basis to .35% of the Fund's average daily net assets.

     The following discussion is based upon and should be read in conjunction with JBRI's financial statements for the period ended December 31, 1996 and December 31, 1997, and the Company's financial statements for the period ended May 31, 1998 together with the notes related thereto.

     JBRI'S OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 1996 COMPARED TO THE PERIOD ENDED
     DECEMBER 31, 1997

     Results of Operations. Revenues for fiscal year-ended December 31, 1997 were $145,119 as compared to revenues of $166,059 for the fiscal year-ended December 31, 1996, representing a cumulative decrease of approximately 12.6%. The decrease in revenues was primarily due to a reduction of advisory and distribution fees from the Fund, as the Fund's net assets declined from $11,377,574 to $10,154,957 during this period.

     Operating expenses consist of salary expenses, communications costs, occupancy and equipment rental expenses and other operating expenses. Operating expenses were $214,973 for the fiscal year-ended December 31, 1997 as compared to operating expenses of $214,386 for the fiscal year-ended December 31, 1996. However, operating expenses as a percentage of revenues increased approximately 19% to 148% for fiscal 1997 as compared to 129% for fiscal 1996, as a result of the decline in revenues due to the decline in the Fund's net assets.

     Net losses from operations for the fiscal year-ended 1997 were $69,854 as compared to $48,327 for the prior fiscal year, representing an increase in net losses of approximately 44.5%. This increase in operating losses is directly attributable to the decrease in revenues resulting from the reduction in advisory and distribution fees generated during 1997, as the Fund's net assets declined.

     Liquidity and Capital Expenditures. As of December 31, 1997, JBRI had no outstanding long term obligations. Short term obligations consisted of dealer service fees payable, accounts payable and accrued expenses totaling $11,946. JBRI has historically funded operations through cash flows from operations.

     JBRI was subject to the net capital rule (Rule 15c3-l) promulgated under the 1934 Act, which prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital, as those terms are defined in Rule 15c3-1. The net capital, required net capital and net capital ratio for JBRI as of December 31, 1997 and 1996 were as follows:

                                           1997         1996
                                        ----------    ---------
Net Capital...........................  $   10,199    $  58,920
Required Net Capital..................  $    5,000    $   5,000
Net Capital Ratio.....................   1.17 to 1      17 to 1
                                        ==========    =========

     THE COMPANY'S OPERATIONS FOR THE PERIOD ENDED MAY 31, 1998

     Results of Operations. For the three months ended May 31, 1998, the Company reported operating revenue of $13,758 all of which is attributable to ADAM. ADAM reported revenues and operating expenses of $13,758 and $59,897, respectively during the quarter ended May 31, 1998. ADAG is still in the organizational stage and did not commence any significant business operations during the quarter.

     Liquidity and Capital Resources. Initial promotional costs associated with marketing efforts in Germany and costs associated with operating ADAG in Germany increased the Company's monthly liquidity requirements to approximately $350,000 during the period ended May 31, 1998 as opposed to $100,000 and $20,000 during the periods ended February 28, 1998 and the fiscal year ended August 31, 1997. As such, costs incurred for employee compensation and advertising increased from $116,993 and $52,831 in the second quarter to $159,414 and $538,538 in the third quarter. Cash inflows from the sale of 2,791,000 shares of Series A Preferred Stock sold during the period provided the working capital.

     ADAM was subject to the net capital rule (Rule 15c3-1) promulgated under the 1934 Act, which prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital, as those rules are defined in Rule 15c3-1. The net capital, required net capital and net capital ratio for ADAM as of May 31, 1998 were $84,796.00, $5,000.00, and .11 to 1, respectively.

YEAR 2000 COMPLIANCE

     The Company has reviewed its computer systems and has determined that they are in compliance with the requirements of the year 2000. The Company also believes that because of its internal systems and controls and the nature of its financial contracts, it is not likely to incur any material disruptions, expenses or losses in connection with any external relationship related to the year 2000. The Year 2000 problem, however, is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. Consequently, no assurance can be given that the potential failure of third party systems will not increase the Company's operating costs or create uncertainties that may have an adverse effect on the Company's operating results of financial condition. See "Risk
Factors -- Dependence on Systems and Third Parties."

                            DESCRIPTION OF PROPERTY

     The Company and its subsidiaries currently has two business offices under lease. ADAM has a one-year lease for office space in Los Angeles from CB Commercial, Inc. at $2,370 per month, which is the office space formerly occupied by JBRI. ADAG has entered into a five-year lease expiring January 2003 for office space in Berlin from 58 Grundstucksverwalt Ungsgesellschaft -- Bull and Liedtke, Hamburg, at $3,700 per month. Both premises are in good condition and are adequately insured. It is anticipated that the Company will enter into new office leases as additional subsidiaries are formed and the business activities of the Company and its subsidiaries are expanded into additional EU countries.

            DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

MANAGEMENT

     The Company is assembling an international team of managers and entrepreneurs with experience in the initial market area and a shared commitment to its future growth and success.

     PETER HARTMANN, age 42, Chairman of the Board and Executive Vice-President of International Development, has over 20 years of experience with international business development and project management. Between 1992 and January 1997, Mr. Hartmann served as President and Chief Executive Officer of EMDC, an international consulting company specializing in project development with clients in Europe, Russia, Singapore and Vietnam. Although Mr. Hartmann has only limited experience in the financial services industry, he has extensive in the development of international companies and in mergers and acquisitions. He was engaged by the Company to structure and develop its business. Mr. Hartmann speaks five languages. Mr. Hartmann received his MBA degree from Glasgow College of Technology, in Scotland.

     JAMES BUCHANAN REA JR., age 42, Director, President and Chief Executive Officer, has over 20 years experience in the mutual fund industry, especially in financial, accounting and operating positions. Mr. Rea is President and Chief Executive Officer of ADAM, the Company's U.S. investment advisory and brokerage subsidiary. He served as President of JBRI, the predecessor of ADAM, since 1986. He is also Chairman of the Board of ADAM, and has managed Rea-Graham Funds, Inc. (renamed American Diversified Funds, Inc.) since 1986 as president, chief executive officer and chairman of the board. From 1980 to November 1995 he was vice president of James Buchanan Rea, Inc., the company founded by his father, Dr. James Buchanan Rea. He is a registered investment advisor and broker-dealer with the Commission, NASD, and State of California. Mr. Rea received his Bachelor of Science degree from the University of Southern California.

     JOEL EPSTEIN, age 38, Executive Vice President of Operations, has over 11 years of professional experience as a CPA. Since April 1995, Mr. Epstein has been providing financial consulting services for companies, including start-ups, in various industries. From 1987 to 1995, Mr. Epstein served as Senior Vice President and chief Financial Officer of the Pilgrim Group, Inc., a mutual fund group. Prior to that time, Mr. Epstein was employed as an auditor with Peat Marwick Main & Co. in Los Angeles for over three years. Mr. Epstein received his Bachelor of Science degrees in Marketing and Accounting from California State University, Northridge in 1982 and 1984, respectively.

     T. MICHAEL GRAF, age 61, Executive Vice President of Asset Management, has over 28 years of experience in portfolio management, new business development and client servicing. Mr. Graf has six years of experience managing an investment management organization. From 1986 to the present, Mr. Graf has served as First Vice President of Schroeder Capital Management, Inc. ("Schroeder"). Schroeder merged Wertheim Schroeder Investment Services into Schroeder Capital Management in July, 1995. Mr. Graf's primary responsibilities at Schroeder have included business development for endowments, foundations and high net worth individuals in the western half of the U.S. Mr. Graf has also been responsible for servicing Schroeder's institutional and individual clients on the west coast. Mr. Graf received his MBA degree from Harvard Business School in 1962 and his Bachelor of Science degree in Petroleum Engineering from Stanford University in 1960. Mr. Graf is a chartered investment counselor ("CIC") and a chartered financial analyst ("CFA").

     ROLAND KUETTNER, age 43, Director, Chief Financial Officer and Treasurer, qualified as a CPA in 1983 and gained ten years professional experience in North America (the Pacific Northwest and eastern Canada) before moving to Germany. As a Manager in the Accounting and Audit Division of Arthur Andersen & Co., Mr. Kuettner gained extensive experience in dealing with matters affecting financial reporting and control.

     THOMAS C. CORCOVELOS, age 47, Director of the Company, is a partner in the law firm of Corcovelos & Forry LLP in Manhattan Beach, California. Since 1985, Mr. Corcovelos has served as Corporate Counsel and Federal Securities Compliance Officer to JBRI, which was merged with and into ADAM, effective March 31, 1998. Mr . Corcovelos received his Bachelor of Science degree from Loyola University of Los Angeles in 1973, and his law degree from Boalt Hall School of Law, University of California at Berkeley in 1976.

     THOMAS H. FITZGERALD, JR., age 65, Director of the Company, is President of T.H. Fitzgerald & Co., a Wall Street asset management firm, and a member of the American Finance Association. Mr. Fitzgerald is also an advisor to the management of the American Institution of Management and the Market Technician Association. For more than 18 years Mr. Fitzgerald published the "Money Market Directory," a world renowned reference book regarding investors and their portfolio managers.

     Messrs. Rea, Hartmann, Corcovelos, Epstein, Graf and Fitzgerald reside in the U.S. Messrs. Kuettner reside in Berlin, Germany.

PRINCIPAL ADVISORS

     Ladas & Hulings, Inc. ("Ladas & Hulings"), a registered investment advisor founded in 1970 and headquartered in Scottsdale, Arizona, with regional offices in Austin, Texas, and Palm Beach, Florida, is investment sub-advisor to the Fund. Ladas & Hulings is also expected to secure an investment sub-advisor to the new small-cap and international funds to be offered by ADAM in the future. Ladas & Hulings currently has approximately $270.0 million in assets under management, including $180.0 million in domestic managed accounts and $90.0 million in non-domestic managed accounts. Ladas & Hulings' investment style is substantially similar to that of the Company's, involving the use of fundamental investment analysis applied and adapted to the global equity markets.

     Mr. William R. Hulings, age 45, President and Chief Investment Officer of Ladas & Hulings, had over 25 years of experience in investment management. Mr. Hulings has Masters of Science and MBA degrees from the University of Southern California.

     The Company has retained Mr. Joseph Breslin, age 44, to head the Company's expanded offices in New York. Mr. Breslin has over 16 years of experience in investment management services and the mutual funds industry. Since September 1994, Mr. Breslin has served as the President of a wholly owned consulting firm specializing in all aspects of the investment management business, including institutional and retail marketing, design and formation of mutual funds and other investment services, advise on the sale or acquisition of investment management firms or funds and expense/profitability analyses of all aspects of mutual fund operations. From 1985 to July 1994, Mr. Breslin variously served as the Vice President and General Counsel, President and Director of the Mutual Fund Group at Spears, Benzak, Salomon & Farrell. From 1981 to 1985, Mr. Breslin was Senior Vice President -- Finance and General Counsel of National Securities and Research Corporation. Mr. Breslin received his law degree from Fordham University in 1980 and his Bachelor of Science degree in Accounting from Georgetown University in 1975.

ADAG'S EXECUTIVE TEAM

     ADAG's executive team includes a young group of experienced managers with an average age of 29 and 9 years practical experience in the banking sector. The German educational system provides graduates an opportunity to literally "learn on the job" with a potential employer after completing high school. The apprenticeship program, which leads to a Diploma in Commercial Banking, consists of theoretical and practical instruction over a 2 to 3 year period. The employer who is satisfied with a student's performance will generally offer that individual a full-time position after completion of his studies. ADAG's Board of Management consists of the following executives:

     BERNWARD J. ROHMANN, age 47, Chief Executive Officer (Vorstand), has over 22 years international experience in the banking industry, in leading positions with major financial institutions during the last 7 years. Mr. Rohmann studied at the Ruhr-University, Bochum, Germany where he graduated 1975 with a degree as economist (Diplom Okonom). From 1997 through 1991 Mr. Rohmann was the Head of DM-Treasury Department at JP Morgan, Frankfurt where he also served as a member of the JP Morgan Investment Committee for pension funds. Between 1991 and 1992 he was the responsible General Manager for reorganizing the London Branch of Hessische Landesbank. From July 1992 through December 1993 Mr. Rohmann was a member of the Executive Management Board in charge of Capital Markets, Securities and the UBS Invest Division of Schweizerische Bankgesellschaft in Frankfurt. From February 1994 through December 1996 Mr. Rohmann was a member of the Executive Management Board in charge of Securities, treasury, Controlling and DATA Processing of National Westminster Bank plc in Frankfurt. Mr. Rohmann received a diploma for participating in the Advanced Management Program for Overseas Bankers of the Wharton School in Philadelphia. He will commence his duties on September 1, 1998.

     VOLKMAR BREMBACH, age 29, Senior Executive, has over 9 years experience in the banking sector. Mr. Brembach began as an apprentice with the Berliner Sparkasse, a major banking institution, where he received his Commercial Banking Diploma. Between 1993 and 1996 he was responsible for the development of two investment and finance centers for Landesbank Berlin. From December 1996 through June 1998, when he joined the Company, he was the department head of the best performing investment and finance center of Landesbank Berlin. Mr. Brembach holds a degree in Banking Business Management. Mr. Brembach is responsible for asset management, brokerage, product development and underwriting funds.

     KLAUS CONRADI, age 28, Senior Executive, has over 9 years experience in banking and real estate. Mr. Conradi began as an apprentice with Dresdner Bank in Berlin, where he received his Commercial Banking Diploma. From 1992 to 1994, he worked at Dresdner as a department head in the real estate loan department. From 1994 through June 1997, when he joined the Company, he was an executive officer with IMOFIN GmbH Berlin, a real estate and finance company. Mr. Conradi is a registered real estate appraiser and a professional banker. Mr. Conradi holds Diplomas in Business Management and Banking Law from a business school in Berlin. Mr. Conradi is responsible for compliance, administration, organization, technology, marketing and sales and research. Mr. Conradi also served as a Director of the Company from its inception in February 1997 to May 26, 1998, where he resigned to focus his full attention on the development of ADAG's operations in Europe.

     The Departmental Management (Abteilungsleiter) of ADAG consists of Sven Romeyka, Kay Molketin, Ksenija Advic, Jorg Trudering, Dr. Jan Block, Gabriela Wegener and Marion Grigoleit.

     SVEN ROMEYKE, age 28, has 10 years experience in the banking sector. Mr. Romeyke began as an apprentice with the Berliner Sparkasse, a major banking institution, where he received his Commercial Banking Diploma. Since 1993 he has been responsible for the high end private asset management clients of Landesbank Berlin. He will begin with the Company on September 1, 1998. Mr. Romeyke holds a degree in banking business management and Diplomas in Economy and Financial Management (Bankfachwirt und Sparkassenfachwirt). He is responsible for the asset management of the Company's private clients.

     KAY MOLKETIN, age 29, was an apprentice with the Berliner Bank, a leading banking institution, where he received his Commercial Banking Diploma. He then studied at the University of Berlin, where he graduated with a degree in economy (Diplom Betriebawirt) with an emphasis in planning, controlling and analysis. He is knowledgeable in computer science and is responsible for the organizational structure of the Company.

     DR. JAN BLOCK, age 33, is expected to commence his responsibilities with the Company on September 1, 1998. Dr. Block was employed in various positions with Dresdner Bank and Berliner Bank, where his experience included securities trading, clearing, research and investment banking. From 1992 through 1995, Dr. Block was employed with the German-South-American Bank AG in Miami, Florida. He holds Diplomas in Banking (Bankkaufmannsbrief) and Business Management. He graduated as a Dr. Rer. Pol. in Economics (Volkswirtschaft) from Berlin University. Dr. Block heads the Company's research department.

     Additional key personnel will be hired to fill the rest of the positions in the coming weeks and months.

MANAGEMENT COMMITTEES

     The Company expects to formally establish management committees in Germany and in the U.S. that institutes policies and procedures regarding the Company's daily operations regarding risk, expense operations. The committee in Germany will include B. Rohmann, Roland Kuettener, Klaus Conradi and Volkmar Brembach, and assigned executives from each of the Company's subsidiaries. The committee in the U.S. will include James Buchanan Rea Jr., Joel Epstein, Michael Graf and Peter Hartmann. The committees provide oversight and assist the subsidiaries in achieving their goals. The committees may suggest the establishment of, or changes to, policies and procedures of the subsidiaries to strengthen controls in areas of risk, expense and operations. The committees, however, do not take the place of the decision-making authority vested in each of the subsidiaries.

                     REMUNERATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     As a newly formed entity, the Company has no prior history of executive compensation. Mr. Rea received aggregate compensation of $91,765 during 1997, as President and Chief Executive Officer of JBRI.

     The following table sets forth information concerning the compensation to be received for the fiscal year ending August 31, 1998 for services rendered to the Company in all capacities by the Company's executives. The Company had no executive officers under employment during 1997.

                           SUMMARY COMPENSATION TABLE

                NAME AND PRINCIPAL POSITION                   SALARY($)
                ---------------------------                   ---------
Peter Hartmann, Chairman of the Board and Executive Vice
  President -- International Development....................  $180,000
James Buchanan Rea, Jr., Director, President and Chief
  Executive Officer.........................................  $125,000(1)
Joel Epstein, Executive Vice President of Operations........  $125,000(1)
T. Michael Graf, Executive Vice President of Asset
  Management and Operations.................................  $125,000
Ronald Kuettner, Director, Chief Financial Officer and
  Treasurer.................................................  $100,000(1)

---------------
(1) See "Employment Agreements" below for a description of Mr. Rea's and Mr. Kuettner's benefits entitlements. All other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive for such year.

     Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in connections with attending meetings of the Board of Directors or management committees. Non-employee directors are expected to be paid a fee of $1,000 per Board meeting attended, and reimbursement for expenses.

EMPLOYMENT AGREEMENTS

     Mr. Rea has a three-year employment agreement with ADAM and the Company to perform the duties of President and Chief Executive Officer of ADAM at an annual salary of $125,000 per year, and an annual discretionary benefits fund of $40,000, and the Company provides personal and family medical insurance coverage. Mr. Rea will also be the designated general securities principal and financial principal of ADAM. If Mr. Rea is terminated without cause or the employment agreement is not renewed, he would receive a severance payment equal to one-quarter of the average annual base salary during the term of his employment plus an amount equal to one-quarter of the highest annual bonus or profit-sharing received during his employment. The discretionary benefits includes life and disability insurance, business automobile expenses, and business-associated memberships and expenses. Any portion of the benefits fund not expended during a month is paid as additional compensation. Mr. Rea is also entitled to participate in all employee plans and benefits that may be established for executive employees. Bonuses are expected to be determined in the future by the Board based upon an evaluation of performance against the Company's strategic business plan and operating budget.

     The Company has also entered into employment agreements with Messrs. Hartmann and Kuettner. Mr. Hartmann's employment agreement provides for a thirty-month term commencing July 1, 1998, pursuant to which Mr. Hartmann has agreed to perform the duties of Chairman of the Board and Executive Vice President -- International Development at an initial annual base salary of $180,000 and an annual discretionary benefits funds of $40,000, generally on the same terms as Mr. Rea's employment agreement described above, including severance and bonus provisions. Mr. Kuettner has a three-year employment agreement with the Company to perform the duties of Chief Financial Officer and Treasurer at an initial annual salary of $100,000 and an annual discretionary benefits fund of $40,000, generally on the same terms as the employment contract for Mr. Rea described above, including severance and bonus provisions.

1998 STOCK OPTION AND INCENTIVE PLAN

     General. The Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Option and Incentive Plan") provides for the Incentive Stock Options of ("ISO's") and Non-qualified Stock Options ("NQSO's").

     Purpose. The 1998 Stock Option and Incentive Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

     Administration. The 1998 Stock Option and Incentive Plan will be administered by a committee, established by the Board of Directors (the "Committee"), which shall at all times be composed of "non-employee directors;" provided, however, that the Board of Directors may abolish the Committee at any time and revest administration of the 1998 Stock Option and Incentive Plan in the Board of Directors or a reconstituted Committee. No member of the Committee will vote on any matter affecting his or her own compensation.

     The value of one (1) Share of Common Stock, is determined as follows: (i) If the Shares are traded on an exchange, the price at which Share traded at the close of business on the date of valuation; (ii) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and (iii) If neither (i) or (ii) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     Vesting of Options and Awards. The stock options and award granted under the 1998 Stock Option and Incentive Plan shall vest as determined by the Committee or the Board of Directors.

     Eligible Persons. Officers and directors and employees of the Company and other persons expected to provide significant services to the Company are eligible to participate in the 1998 Stock Option and Incentive Plan. ISO's may be granted to the officers and key employees of the Company. NQSO's and other awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries, provided that the Committee finds that the value of services rendered or to be rendered to the Company is at least equal to the value of the awards being granted.

     Under current law, ISO's may not be granted to any director of the Company who is not an employee, or to directors, officers and other employees of entities unrelated to the Company.

     Shares Subject to the Plan. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option and Incentive Plan authorizes the grant of stock options to purchase up to 1,000,000 shares of the Company's Common Stock, provided that at no time shall options be granted to purchase an aggregate of more than five percent of the outstanding shares of the Company's Common Stock.

     Term of the Plan. Unless previously terminated by the Board of Directors, the 1998 Stock Option and Incentive Plan will terminate on May 26, 2008, and no options may be granted under the 1998 Stock Option and Incentive Plan thereafter, but existing options will remain in effect until the options are exercised or terminated by their terms.

     Term of Options. Each stock option must terminate no more than ten years from the date it is granted (or five years in the case of ISO's granted to an employee who is deemed to win an excess of ten percent of the combined voting power of the Company's outstanding equity stock). Stock options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

     Option Exercise. The exercise price of any stock option granted under the 1998 Stock Option and Incentive Plan is payable in full in cash, or its equivalent as determined by the Committee. The Company may make loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder and secured by a pledge of Common Stock with fair value at least equal to the principal of the promissory note, unless otherwise determined by the Committee.

     Amendment and Termination of Stock Option Plan. The Board of Directors may, without affecting any outstanding stock options, from time to time revise or amend the 1998 Stock Option and Incentive Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the 1998 Stock Option and Incentive Plan, modify the class of participants eligible to receive options granted under the 1998 Stock Option and Incentive Plan or extend the maximum option term under the 1998 Stock Option and Incentive Plan.

     Outstanding Options. The Company has granted options to acquire 100,000 shares of Common Stock pursuant to the 1998 Stock Option and Incentive Plan. Of these stock options, 40,000 have been granted to the two independent directors and will vest six months from the date on which the options were granted. All stock options granted pursuant to the 1998 Stock Option and Incentive Plan are exercisable at a price of $3.00 per share. The 1998 Stock Option and Incentive Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split or similar transaction, the Committee shall appropriately adjust the number of shares of Common Stock subject to outstanding stock options and the total number of shares for which stock options may be granted under the Plan.

STOCK OPTION GRANTS

     The following table sets forth information concerning stock options granted to date in 1998 to each member of the Board of Directors and Executive Officers.

                               INDIVIDUAL GRANTS


                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                    PERCENT OF TOTAL                               OF STOCK APPRECIATION FOR
                                   OPTIONS GRANTED TO   EXERCISE PRICE                10-YEAR OPTION TERM
                                    EMPLOYEES DURING    OR BASE PRICE              --------------------------
          NAME            GRANT       THE YEAR(1)         (S/SHARE)       DATE       5%($)          10%($)
          ----            ------   ------------------   --------------   -------   ---------      -----------
James B. Rea, Jr. ......  35,000          100%              $3.00        6/17/08   $693,158       $1,165,933
Thomas H. Fitzgerald,
  Jr. ..................  20,000          100%              $3.00        6/17/08   $396,090       $  666,247
Thomas C. Corcovelos....  20,000          100%              $3.00        6/17/08   $396,090       $  666,247
Michael B. Jeffers......  20,000          100%              $3.00        6/17/08   $396,090       $  666,247
Isabell Bautista........   5,000          100%              $3.00        6/17/08   $ 99,023       $  166,561

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

     The Company declared a reverse 1:10 stock split of its Common Stock, effective May 26, 1998. The Company recently declared another reverse 1:2 stock split of its Common Stock, effective August 20, 1998. All amounts of Common Stock outstanding reflected herein give effect to both reverse stock splits.

     Except as otherwise indicated, the following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of July 1, 1998, after giving effect to the conversion of the Series A Preferred Stock, by: (i) each of the Company's directors and officers, (ii) each person who beneficially owned more than five percent of the Company's capital stock, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal office located at 12100 Wilshire Boulevard, #680 Los Angeles, California 90025.

                                                                               PERCENTAGE
                                                             SHARES           BENEFICIALLY
                                                          BENEFICIALLY          OWNED(1)
                                                             OWNED        --------------------
                                                          ------------     BEFORE      AFTER
        NAME AND ADDRESS OF BENEFICIAL OWNER(2)              NUMBER       OFFERING    OFFERING
        ---------------------------------------           ------------    --------    --------
COMMON STOCK
Dr. Michael Klug........................................    489,500          7.2%        5.7%
  Pfalzburger Strasse 20, 10717 Berlin, Germany
Eureka Consulting, Inc..................................    422,000          6.2%        4.9%
  1350 E. Flamingo Road #742, Las Vegas, NV 89119
Prodevco, Inc...........................................    633,000          9.3%        7.4%
  7135 Pintale Drive, Carlsbad, CA 92009
Klaus Conradi...........................................    321,750          6.2%        4.7%
  Kurfurstendamm 15, Berlin, D-10719, Germany
Peter Hartmann..........................................    448,750          6.6%        5.2%
James Buchanan Rea, Jr..................................    118,750          1.7%        1.4%
Thomas Corcovelos.......................................     25,000            *           *
Ronald Kuettner.........................................     25,000            *           *
  Kurfurstendamm 15, Berlin, D-10719, Germany
Bernward J. Rohmann.....................................     15,000            *           *
  Kurfurstendamm 15, Berlin, D-10719, Germany
Officers and Directors as a group (6 individuals).......    954,250         14.0%       11.2%

---------------
 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the applicable rules under the 1934 Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 6,818,017 shares of Common Stock outstanding prior to this Offering and 8,551,350 shares of Common Stock outstanding after this Offering (assuming the sale of all of the shares of Common Stock offered hereby), and conversion of the 5,000,000 shares of Series A Preferred Stock.

(2) Unless otherwise indicated, the address of each of the beneficial owners named above is 12100 Wilshire Blvd., Suite 680, Los Angeles, California 90025.

PREFERRED STOCK

     As of July 1, 1998, the Company had issued and 5,000,000 shares of Series A Preferred Stock held by a total of individual preferred shareholders. None of the holders of the shares of Series A Preferred Stock owns more than five percent of the shares. All of these individuals are residents of Germany and none are affiliated with the Company.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     The merger of JBRI into ADAM was completed and became effective on March 31, 1998. On January 12, 1998, the shareholders of the Fund approved a new investment advisory agreement with ADAM. Under the terms of the merger, Mr. Rea received 2,375,000 shares (pre-reverse splits) of the Company's common stock at the closing in exchange for his 50,500 shares of JBRI stock, and the other JBRI shareholders received aggregate cash payments of $160,875 in consideration for their 49,500 shares of JBRI stock, at a value of $3.25 per share. The 2,375,000 shares of the Company's Common Stock issued in connection with the JBRI-ADAM Merger were converted into 118,750 shares, after giving effect to the Company's reverse 1:10 stock split, effective May 26, 1998, and the reverse 1:2 stock split, effective August 20, 1998. Mr. Rea acquired the Company shares without registration in reliance on the exemption provided by Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). Mr. Rea is a sophisticated investor knowledgeable in the securities business. He will continue to serve as President of ADAM, the successor to JBRI. The Company shares issued to Mr. Rea are "restricted securities" and may not be publicly resold except pursuant to a registration under the Securities Act, Rule 144 or other exemption under the Securities Act that may be applicable.

     On August 28, 1997, the Company issued 90,000,000 shares of Common Stock to American Diversified Corporation ("ADC"), a Delaware corporation, the principal shareholders of which are by Messrs. Conradi, Hilger and Hartmann, in exchange for its contribution of a "Bearer Note" issued by Immofin Grundstuecksverwaltungsgessellschaft Conradi & Hilger GbRmbH, a partnership consisting of Messrs. Klaus Conradi and Josef Hilger, two of the Company's founding shareholders. The shares issued to ADC were converted into 4,500,000 shares, after giving effect to the Company's reverse 1:10 stock split of the Common Stock, effective May 26, 1998, and reverse 1:2 stock split of the Common Stock, effective August 20, 1998. The shares previously held by ADC have since been transferred, pursuant to applicable exemptions from registration under U.S. state and federal securities laws. On May 28, 1998, the Company sold the Bearer Note to an unrelated third party for $ 11,584,186 (including accrued interest). (See Note 3 to "Consolidated Financial Statements," page F-16) .

                           DESCRIPTION OF SECURITIES

     Upon the closing of this Offering, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, no par value, of which 8,551,350 will be outstanding after the closing of this Offering (assuming all of the shares offered hereby are sold and after giving effect to the conversion of the 5,000,000 shares of Series A preferred Stock held by the Selling Shareholders) and 10,000,000 shares of the Company's Preferred Stock, no par value, none of which will have been issued. There is no public trading market for the Company's common or preferred stock and there is no assurance that a trading market will develop.

     The following is a brief description of the material terms of the Company's capital stock. This description does not purport to be complete and is subject in all respects to applicable Nevada law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are on file with the Commission are incorporated by reference herein.

GENERAL

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

COMMON STOCK

     Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock may be required to be paid in full before payment of any dividends on the common stock. Upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

     Holders of common stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. The Company's Articles of Incorporation and Bylaws contain no restrictions on the repurchase by the Company of shares of the common stock or preferred stock. All the outstanding shares of common stock are, and additional shares of common stock will be, when issued, validly issued, fully paid and nonassessable.

     Effective May 26, 1998, the Company declared a reverse 1:10 stock split of its Common Stock. The Company subsequently declared a reverse 1:2 stock split of its Common Stock, effective August 20, 1998. Based upon the number of shares outstanding as of the date of this Prospectus, and after giving effect to the sale of the Common Stock offered hereby and the issuance of Converted Shares to the Selling Shareholders, there will be 8,551,350 shares of Common Stock outstanding (assuming no exercise of outstanding options, warrants or the Underwriter's over-allotment option).

PREFERRED STOCK

     As of March 31, 1998, the Company had sold 5,000,000 shares of Series A Preferred Stock, par value $1 per share, pursuant to a private placement conducted in Germany in reliance upon the exemption from
U. S. securities laws under Regulation S. No other shares of Preferred Stock are outstanding. The Series A Preferred Stock is entitled to a cumulative preferential dividend of $.09 per share, when and as declared by the Board of Directors. The Series A Preferred Stock ranks prior to the common stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The Company may redeem the Series A Preferred Stock at any time at the price of $1 per share, as adjusted to give effect to anti-dilution, plus any cumulated but unpaid dividends. The shares are convertible into common stock, at any time in the ratio of three shares of Series A Preferred Stock into one share of common stock and shall be automatically converted into common stock if the Company effects a firm commitment public offering registered under the Securities Act, that results in net proceeds to the Company of at least $10 million.

     The Board of Directors is authorized to designate with respect to each series of preferred stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, if any, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. As of the date hereof, there were no shares of Preferred Stock issued and outstanding. The Series A Preferred Stock is non-voting. Any series preferred stock issued will rank prior to the common stock as to dividends and as to distributions in the event or liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of common stock. The preferred stock will, when issued, be fully paid and nonassessable.

                  CONCURRENT SALES BY THE SELLING SHAREHOLDERS

     This registration statement also relates to the registration for resale by the Selling Shareholders of 1,666,667 shares of Common Stock (the "Converted Shares"), issuable upon conversion of the 5,000,000 outstanding shares of Series A Preferred Stock. The Converted Shares may be sold from time to time by the Selling Shareholders as of the date of this Prospectus. The resale of the securities by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act.

     Sales of Selling Shareholders' securities or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. As of the date of this Prospectus, the freely tradeable securities of the Company (the "public float") will be (i) 1,733,333 shares of Common Stock offered to investors by this Prospectus, and (ii) the 1,666,667 Converted Shares issuable to the Selling Shareholders upon conversion of the shares of Series A Preferred Stock. Up to an additional 246,667 shares of Common Stock will be offered to investors and freely transferable upon exercise of the Underwriter's Over-Allotment Option.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have approximately 8,551,350 shares of Common Stock outstanding (assuming no exercise of the Underwriters Over-Allotment-Option). Of these shares the 1,733,333 shares sold to the public in this offering and the 1,666,667 Converted Shares to be offered and sold by the Selling Shareholders will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the "Securities Act"), expect for any shares purchased by affiliates of the Company within the meaning of the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 5,151,350 shares held by existing shareholders were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act and are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act. The holders of restricted shares generally will be entitled to sell these shares in the public securities market without registration under the Securities Act to the extent permitted by Rule 144 (or Rule 145, as applicable) promulgated under the Securities Act or any exemption under the Securities Act. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months after such one year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of our then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions. The limitation on the number of shares which may be sold under Rule 144 and the "broker's transaction" requirement do not apply to restricted securities sold for the account of a person who is not and has not been the Company's "affiliate" (as that term is defined in the Act) during the three months prior to the proposed sale and who has beneficially owned the securities for at least two years. Of the 5,151,350 restricted shares, 500,000 shares of Common Stock are currently eligible for resale under Rule 144, and 4,618,750 shares of Common Stock will be eligible for resale under Rule 144 beginning in March 1999.

     In addition, the Company intends to file a registration statement of Form S-8 with respect to the shares of Common Stock issuable upon exercise of options under the 1998 Stock Option and Incentive Plan (the "Plan"). The Plan authorizes the issuance of options relating to up to 1,000,000 shares of Common Stock. Currently, there are 100,000 options that have been issued under the Plan which generally vest over three years. See "1998 Stock Option and Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. Upon registration, such shares may be sold in the market without limitation. Sales of such shares may decrease the market price for the Company's Common Stock.

     Future sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market. See "Risk Factors -- Shares Eligible for Future Sale."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for
whom                     is acting as representative (the "Representative"), has
severally agreed to purchase, the number of shares of Common Stock set forth opposite its name below. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased as set forth in the Agreement Among Underwriters.

                                                               NUMBER
                        UNDERWRITER                           OF SHARES
                        -----------                           ---------

                                                              ---------
          Total.............................................  1,733,333
                                                              =========

     The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriter's obligations is such that it is committed to purchase and pay for all of the above shares of Common Stock if any are purchased. The Underwriter proposes to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus.

     The Company granted to the Underwriter a           -day over-allotment
option to purchase up to                     additional shares of Common Stock
at the public offering price less the underwriting discount. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby.

     The Company has agreed to allow the Underwriter a commission of   percent
(     %) of the public offering price of the shares of Common Stock.
Additionally, the Company will pay the Underwriter, following the closing of this Offering, a non-accountable expense allowance equal to
                    percent (     %) of the aggregate public offering price of
the shares of Common Stock, less any applicable deposits.

     The Company has further agreed to indemnify the Underwriter against certain liabilities, losses and expenses, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect thereof. The Company also has agreed to reimburse the Underwriter for certain out-of-pocket expenses incurred in connection with the Offering.

     The Underwriter has advised us that it does not intend to make sales to discretionary accounts.

     The Company's officers and directors who in the aggregate beneficially own 942,250 shares of Common Stock have agreed not to, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of
such shares for a period of                     months after the date of the
closing of this Offering.

     Prior to this offering, there has not been a public market for the Common Stock. The public offering price of the Common Stock has been determined by arms-length negotiation between the Company and the Representative. There is no direct relation between the offering price of the Common Stock and the assets, book value or net worth of the Company. Among the factors considered by the Company and the Representative in pricing the Common Stock were the results of operations, the current financial condition and future prospects of the Company, the experience of management, the amount of ownership to be retained by present shareholder, the general condition of the economy and the securities markets, and the demand for similar securities of companies considered comparable to the Company.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby and certain tax matters will be passed on by Jeffers, Wilson, Shaff & Falk, LLP, Irvine, California. Certain
legal matters will be passed upon for the Underwriters by                     .

                                    EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by McGladrey and Pullen, LLP, independent auditors, as stated in their report appearing in this Prospectus. Such financial statements have been included in reliance upon the report of McGladrey & Pullen, LLP, and upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company has previously filed with the Commission, a registration statement on Form 10-SB under the Securities Exchange Act of 1934, which was declared effective on March 2, 1998. As of the effective date of the Company's registration statement on Form 10-SB, the Company became a "reporting company" under the Securities Exchange Act of 1934. The Company is a "small business issuer" and has filed reports pursuant to the 1934 Act or forms applicable to small business issues.

     Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy, information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES

Independent Auditor's Report................................  F-2
Consolidated Balance Sheets as of May 31, 1998 (unaudited)
  and August 31, 1997.......................................  F-3
Consolidated Statements of Operations for the Periods from
  February 4, 1997 (Inception) to August 31, 1997 and May
  31, 1998 (unaudited)
  and the Nine Months Ended May 31, 1998 (unaudited)........  F-4
Consolidated Statements of Stockholders' Equity for the
  Period from
  February 4, 1997 (Inception) to August 31, 1997 and the
  Nine Months Ended May 31, 1998 (unaudited)................  F-5
Consolidated Statements of Cash Flows for the Periods from
  February 4, 1997 (Inception) to August 31, 1997 and May
  31, 1998 (unaudited)
  and the Nine Months Ended May 31, 1998 (unaudited)........  F-6
Notes to Consolidated Financial Statements...........  F-7 to F-10
Unaudited Proforma Consolidated Financial Statements........  F-11
Unaudited Proforma Consolidated Statement of Operations
  for the Nine Months Ended May 31, 1998....................  F-12
Unaudited Proforma Consolidated Statement of Operations
  for the Period from February 4, 1997 (Inception) to August
  31,1997...................................................  F-13
Notes to Unaudited Proforma Consolidated Financial
  Statements................................................  F-14

                     JAMES BUCHANAN REA, INC.

Unaudited Statement of Operations For the Three Months Ended
  March 31, 1998 and 1997...................................  F-15
Unaudited Statement of Cash Flows For the Three Months Ended
  March 31, 1998 and 1997...................................  F-16
Independent Auditor's Report................................  F-17
Balance Sheets as of December 31, 1997 and 1996.............  F-18
Statements of Operations For the Years Ended December 31,
  1997 and 1996.............................................  F-19
Statements of Changes in Stockholders' Equity for the
  Years ended December 31, 1997 and 1996....................  F-20
Statements of Cash Flows For the Years Ended December 31,
  1997 and 1996.............................................  F-21
Notes to Financial Statements.......................  F-22 to F-24

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
American Diversified Holdings, Inc.
Los Angeles, California


     We have audited the accompanying consolidated balance sheet of American Diversified Holdings, Inc. and subsidiaries as of August 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from February 4, 1997 (inception) to August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Diversified Holdings, Inc. and subsidiaries as of August 31, 1997, and the result of their operations and their cash flows for the period indicated in conformity with generally accepted accounting principles.


                                          /s/  McGladrey & Pullen, LLP


                                          MCGLADREY & PULLEN, LLP

New York, New York
December 22, 1997, except for the third
paragraph of Note 7 as to which the date

is August 20, 1998

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                        MAY 31, 1998 AND AUGUST 31, 1997

                                     ASSETS


                                                              MAY 31, 1998    AUGUST 31, 1997
                                                              ------------    ---------------
                                                              (UNAUDITED)
Cash and cash equivalents...................................  $   901,773        $   2,264
Receivables (Note 8)........................................   11,584,186
Debt Securities (Note 2)....................................    1,193,049
Stock subscriptions receivable..............................      789,112          117,000
Prepaid expenses............................................      209,348            4,220
Property and equipment, net of accumulated depreciation 1998
  19,915; 1997 -0-..........................................      273,670           14,320
Goodwill, net of amortization of $7,791.....................      318,860
Other.......................................................      195,794
                                                              -----------        ---------
          TOTAL ASSETS......................................  $15,465,792        $ 137,804
                                                              ===========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses............................................  $   234,030        $   7,600
Accounts payable............................................      216,096           55,977
Dividends payable...........................................      225,000
                                                              -----------        ---------
          TOTAL LIABILITIES.................................  $   675,126        $  63,577
                                                              ===========        =========
STOCKHOLDERS' EQUITY (Notes 1, 3, 5, 7, 8)
Preferred stock, 10,000,000 shares authorized:
  Series A, par value $1.00 9% cumulative, redeemable,
  convertible 5,000,000 shares designated:
  Issued and outstanding 5,000,000 shares...................    5,000,000
  Subscribed for but not yet paid for and not issued,
     162,495 shares.........................................                       150,545
Unpaid subscriptions as of December 22, 1997................                       (33,545)
Common Stock, no par value, 20,000,000 shares authorized:
  5,151,350 and 10,000,000 shares issued and outstanding as
  of 1998 and 1997, respectively (1997 prior to reverse
  stock splits).............................................   11,861,710           96,754
Deficit accumulated during the development stage............   (2,071,044)        (139,527)
                                                              -----------        ---------
     Total Stockholders' Equity.............................   14,790,666           74,227
                                                              -----------        ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $15,465,792        $ 137,804
                                                              ===========        =========


              See Notes to the Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     PERIOD FROM         PERIOD FROM
                                                   NINE MONTHS     FEBRUARY 4, 1997    FEBRUARY 4, 1997
                                                      ENDED         (INCEPTION) TO      (INCEPTION) TO
                                                   MAY 31, 1998      MAY 31, 1998      AUGUST 31, 1997
                                                   ------------    ----------------    ----------------
                                                   (UNAUDITED)       (UNAUDITED)
REVENUE..........................................  $    13,758       $    13,758          $
EXPENSES
  Salaries and wages.............................      354,316           375,157             20,841
  Travel and entertainment.......................      109,048           131,534             22,486
  Administration.................................      189,354           211,860             22,506
  Advertising....................................      633,836           641,056              7,220
  Professional services..........................      288,539           355,013             66,474
  Other operating expenses.......................       98,684            98,684
  Depreciation...................................       19,915            19,915
  Amortization...................................        7,791             7,791
  Interest.......................................       18,792            18,792
                                                   -----------       -----------          ---------
  Expenses.......................................    1,720,275         1,859,802            139,527
  (Loss) before income taxes.....................   (1,706,517)       (1,846,044)          (139,527)
  Income Taxes...................................           --                --                 --
                                                   -----------       -----------          ---------
NET (LOSS).......................................  $(1,706,517)      $(1,846,044)         $(139,527)
Average common shares outstanding................    5,064,000         3,569,200            500,000
Basic and diluted (loss) per common share........        (0.38)            (0.58)             (0.28)


                See Notes to Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

  PERIOD FROM FEBRUARY 4, 1997 (INCEPTION) TO AUGUST 31, 1997 AND NINE MONTHS
                               ENDED MAY 31, 1998


                                        SERIES A 9%
                                   CONVERTIBLE CUMULATIVE                                DEFICIT
                                      PREFERRED STOCK             COMMON STOCK         ACCUMULATED                      NOTES
                                   ----------------------   ------------------------   DURING THE                     RECEIVABLE
                                   NUMBER OF                NUMBER OF                  DEVELOPMENT      UNPAID           FROM
                                    SHARES       AMOUNT       SHARES       AMOUNT         STAGE      SUBSCRIPTIONS   STOCKHOLDER
                                   ---------   ----------   ----------   -----------   -----------   -------------   ------------
Balance February 4, 1997,
  date of inception..............              $       --                $        --   $        --     $     --      $         --
Stock Issued:
Common Stock:
  For cash at $.001/share........                            4,750,000        47,795
  For legal and other services
    at $.001/share...............                            5,250,000        48,959
Preferred Stock:
  For cash at $1.00 share paid by
    December 22, 1997............   126,287       117,000
  Unpaid for at December 22,
    1997.........................    36,208        33,545                                               (33,545)
  Net (loss).....................                                                         (139,527)
                                   ---------   ----------   ----------   -----------   -----------     --------      ------------
Balance, August 31, 1997.........   162,495       150,545   10,000,000        96,754      (139,527)     (33,545)
(UNAUDITED)
Common stock:
  1 for 10 reverse stock split...                           (9,000,000)
  1 for 2 reverse stock split....                             (500,000)
Stock issued:
  For cash at $2.19/share........                                7,100        15,550
  In exchange for note receivable
    from affiliate at
    $2.17/share..................                            4,500,000     9,773,260                                   (9,773,260)
  For legal and other services
    at $2.20/share...............                               25,500        56,100
  In exchange for shares of JBRI
    (Note 7) at $2.00............                              118,750       237,500
  Interest on notes receivable...                                            165,446                                     (165,446)
  Sale of note receivable........                                          1,517,100                                   10,176,206
Preferred stock:
  Issued for cash and securities
    at $1.00/share, as of
    February 28, 1998............  4,837,505    4,849,455                                                33,545
  Dividend declared $.045 per
    share........................                                                         (225,000)
  Net (loss).....................                                                       (1,706,517)
                                   ---------   ----------   ----------   -----------   -----------     --------      ------------
Balance, May 31, 1998............  5,000,000   $5,000,000    5,151,350   $11,861,710   $(2,071,044)    $     --      $         --
                                   =========   ==========   ==========   ===========   ===========     ========      ============


                                      TOTAL
                                   -----------
Balance February 4, 1997,
  date of inception..............  $
Stock Issued:
Common Stock:
  For cash at $.001/share........       47,795
  For legal and other services
    at $.001/share...............       48,959
Preferred Stock:
  For cash at $1.00 share paid by
    December 22, 1997............      117,000
  Unpaid for at December 22,
    1997.........................
  Net (loss).....................     (139,527)
                                   -----------
Balance, August 31, 1997.........       74,227
(UNAUDITED)
Common stock:
  1 for 10 reverse stock split...
  1 for 2 reverse stock split....
Stock issued:
  For cash at $2.19/share........       15,550
  In exchange for note receivable
    from affiliate at
    $2.17/share..................
  For legal and other services
    at $2.20/share...............       56,100
  In exchange for shares of JBRI
    (Note 7) at $2.00............      237,500
  Interest on notes receivable...           --
  Sale of note receivable........   11,693,306
Preferred stock:
  Issued for cash and securities
    at $1.00/share, as of
    February 28, 1998............    4,883,000
  Dividend declared $.045 per
    share........................     (225,000)
  Net (loss).....................   (1,706,517)
                                   -----------
Balance, May 31, 1998............  $14,790,666
                                   ===========


                 See Notes to Consolidated Financial Statements

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
        PERIODS FROM INCEPTION (FEBRUARY 4, 1997) THROUGH AUGUST 31,1997 FROM SEPTEMBER 1, 1997 TO MAY 31, 1998 AND FROM INCEPTION TO MAY 31, 1998

                                                                        PERIOD FROM        PERIOD FROM
                                                       NINE MONTHS    FEBRUARY 4, 1997   FEBRUARY 4, 1997
                                                          ENDED        (INCEPTION) TO     (INCEPTION) TO
                                                       MAY 31, 1998     MAY 31, 1998     AUGUST 31, 1997
                                                       ------------   ----------------   ----------------
                                                       (UNAUDITED)      (UNAUDITED)
Cash Flows from Operating Activities:
Net Income (loss)....................................  $(1,706,517)     $(1,846,044)        $(139,527)
Adjustments to reconcile net income (loss) to net
cash used in operating activities
Noncash expenses:
  Professional fees..................................       56,100          105,057            48,959
  Depreciation and amortization......................       27,706           27,708
  Changes in assets and liabilities:
  Increase (decrease) in accounts payable and
     accruals........................................      386,549          450,126            63,577
  Increase in receivables............................     (128,380)        (128,380)
  Decrease in bank overdrafts Decrease (increase) in
     prepaid expenses and other......................     (329,196)        (333,416)           (4,220)
                                                       -----------      -----------         ---------
     Net cash (used in) provided from operating
       activities....................................   (1,693,738)      (1,724,949)          (31,211)
Cash Flows from Investing Activities:
  Acquisition of J.B. Rea, Inc.......................     (160,875)        (160,875)
  Purchase of equipment..............................     (279,265)        (293,585)          (14,320)
                                                       -----------      -----------         ---------
     Net cash (used in) Investing Activities.........     (440,140)        (454,460)          (14,320)
Cash Flows from Financing Activities:
  Proceeds from issuance of preferred stock..........    3,017,837        3,017,837
  Proceeds from issuance of common stock.............       15,550           63,345            47,795
                                                       -----------      -----------         ---------
     Net cash provided by Financing Activities.......    3,033,387        3,081,182            47,795
                                                       -----------      -----------         ---------
Increase in cash and cash equivalents................      899,509          901,773             2,264
Cash and Cash equivalents Beginning of the period....        2,264               --                --
                                                       -----------      -----------         ---------
     End of the period...............................  $   901,773      $   901,773         $   2,264
                                                       ===========      ===========         =========

Supplemental schedule of noncash financing activities
Issuance of 51,000, 813,500 and 762,500 common shares
in exchange for services rendered....................  $    56,100      $   105,059         $  48,959
                                                       -----------      -----------         ---------
Issuance of 1,193,051 shares of preferred stock in
exchange for debt securities.........................  $ 1,193,051      $ 1,193,051
                                                       -----------      -----------
Issuance of 9,000,000 common shares in exchange for
note receivable......................................  $ 9,939,025      $ 9,939,025
                                                       -----------      -----------
Capital contribution associated with sale of note
receivable to unrelated investors....................  $ 1,516,781      $ 1,516,781
                                                       -----------      -----------
Issuance of 237,500 common shares in connection with
the acquisition of J.B. Rea, Inc.....................  $   237,500      $   237,500
                                                       -----------      -----------
Dividends declared on preferred stock................  $   225,000      $   225,000
                                                       -----------      -----------

              See Notes to the Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION AS OF MAY 31, 1998 AND FOR THE NINE MONTHS ENDED MAY 31, 1998 IS
                                   UNAUDITED)

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

     American Diversified Holdings, Inc. (the "Company") was organized on February 4, 1997 as a provider of financial services in the United States and Europe. As a development-stage enterprise, the Company has devoted most of its resources since inception to raising capital and implementing the first stages of its business plan. The Company's fiscal year ends on the last day of each August.

     The Company has established two wholly owned subsidiaries since its inception:

                                                       PLANNED OPERATION
                                                       -----------------
American Diversified AG
  Wertpapierhandelsbank ("ADAG")           Provider of financial services in Germany
American Diversified Asset Management,     Investment adviser to planned mutual
  Inc. ("ADAM")                            funds

     A summary of the Company's significant accounting policies follows:

     Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All material intercompany accounts and transactions are eliminated in consolidation.

     Cash and Cash Equivalents: Cash equivalents include all highly liquid debt instruments purchased with a maturity of three months or less and other highly liquid investments which are readily convertible into cash. Cash equivalents are stated at cost which approximates market value.

     Equipment: Equipment is reported at cost and includes expenditures for major improvements. Depreciation will be determined using accelerated methods based on three to five year estimated useful lives. The equipment was placed in service during the nine months ended May 31, 1998.

     Foreign Currency Transactions: The Company has agreed to fund any cash flow deficits incurred by ADAG, its European subsidiary. Until such time that ADAG generates sales revenue the parents functional currency (U.S. $) will be considered ADAG's functional currency for financial reporting purposes.

     Investment in Debt Securities: The Company's investment in debt securities consists of mortgage-backed securities which are classified as available-for-sale. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

     Premiums and discounts on investments in debt securities are amortized over the contractual lives of those securities, except for mortgage-backed securities for which prepayments are probable and predictable which are amortized over the estimated expected lives of those securities. The method of amortization results in a constant effect yield on those securities (the interest method). Interest on debt securities is recognized in income as earned. Realized gains and losses are determined on the basis of specific identification.

     Income Taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE NINE MONTHS ENDED MAY 31, 1998 IS
                                   UNAUDITED)


     Fair Value of Financial Instruments: The fair value of cash and cash equivalents, debt securities, notes receivable and capital stock subscriptions receivable approximates carrying amounts because of the short term nature of those instruments.



     Basic and Diluted Loss per Common Share: The basic loss per common share is based on the net loss from operations and the weighted average number of shares of common stock outstanding during the period. Dividends declared on preferred stock, which totaled $225,000 for the nine months ended May 31, 1998, replaced the earnings available to common stockholders in the computation. Common shares issuable upon conversion of preferred stock have not been included in the computation because their inclusion would have had an antidilutive effect (reduced the loss per common share).



     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.



     Interim Financial Statements: The accompanying financial statements as of May 31, 1998 and for the nine months ended May 31, 1998 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results of operations for the interim period. Results for the nine months ended May 31, 1998 are not necessarily indicative of the results that may be expected for the year ending August 31, 1998.



NOTE 2. INVESTMENT IN DEBT SECURITIES


     The following is a summary of the Company's investment in available-for-sale securities which consist entirely of mortgage-backed securities as of May 31, 1998:

Amortized cost...........................................  $1,193,049
Gross unrealized gains...................................          --
Gross unrealized losses..................................          --
                                                           ----------
Fair value...............................................  $1,193,049
                                                           ==========


NOTE 3. RELATED PARTY TRANSACTIONS



     The Company has effectively operated out of the offices and residences of the founding stockholders in the United States and Germany. Legal and other services provided by the Company's stockholders and reported as operating expenses in the accompanying financial statements totaled $117,422 (unaudited) during the nine months ended May 31, 1998 and $48,959 in the period ended August 31, 1997.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE NINE MONTHS ENDED MAY 31, 1998 IS
                                   UNAUDITED)


NOTE 4. LEASE COMMITMENT


     In July 1997, ADAG entered into a long term lease for office facilities in Berlin, Germany. The lease provides for a monthly payment of 5,642 Deutschmarks and expires in 2002. The lease agreement also requires ADAG to pay monthly utilities and value added taxes. Future minimum lease commitments at August 31, 1997 are as follows:



1998......................................................  $ 38,827
1999......................................................    40,667
2000......................................................    42,467
2001......................................................    44,287
2002......................................................    14,964
                                                            --------
                                                            $181,212
                                                            ========


NOTE 5. PREFERRED STOCK OFFERING



     The Company's Board of Directors has authorized the issuance of 5,000,000 shares of Series A 9% cumulative convertible redeemable preferred stock. The cumulative dividends are payable semi-annually, when and as declared, at an annual rate of $.09 per share commencing January 1, 1998. The Company may at its option, and subject to certain notification provisions, redeem all or a portion of the preferred stock at the price of $1.00 per share, plus any accrued and unpaid dividends. The stockholders do not have the right to demand redemption of the Series A 9% cumulative convertible preferred stock. Each share is convertible at the option of the holder into common stock at the rate of three preferred shares for one share of common stock. In addition, each share of preferred stock shall be automatically converted into shares of common stock at a conversion price equal to the initial issue price of the preferred shares, subject to certain adjustments, immediately upon the closing of a sale of the Company's common stock in a public offering under the Securities Act of 1933, that results in net proceeds to the Company of at least $10,000,000.


     The Company commenced the sale of preferred stock in Germany under Regulation S, guidelines established under the Securities Act of 1933 for Securities offers made outside of the United States during August 1997. The Offering is registered with the ABundesaufsichtsamt fuer Wertpapierhandel@, the German governmental agency which regulates German securities transactions. As of August 31, 1997 the Company received subscriptions for 162,495 preferred shares. Subscriptions receivable of $117,000 for these shares were collected by September 1997.


     Unaudited: During the nine months ended May 1998 the Company received subscriptions for an additional 4,837,505 shares of Series A 9% cumulative convertible redeemable preferred stock, all of which has been collected by July 31, 1998. All subscriptions for the preferred stock were from unaffiliated investors.


NOTE 6. INCOME TAXES

     The Company has approximately $30,000 of federal and state operating loss carryforwards, which may be utilized to offset future taxable income. The federal operating loss carryforwards expire in 2012 and the state operating loss carryforwards expire in 2002. The tax benefit recognized for the net operating loss has been offset by an equal increase in the valuation allowance for deferred taxes resulting in no income tax expense or benefit reflected in the accompanying statement of operations.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE NINE MONTHS ENDED MAY 31, 1998 IS
                                   UNAUDITED)


NOTE 7. EVENTS SUBSEQUENT TO AUGUST 31, 1997


     In September 1997, the Company issued 4,500,000 shares (giving effect to all stock split and reverse stock splits, see below) of its common stock in exchange for a note receivable (see Note 8) from an affiliate of one of the Company's shareholders.


     In November 1997, the Company's Board of Directors approved a ten-for-one stock split which increased the number of authorized voting and non-voting shares to 110,000,000.



     On November 24, 1997, the Company signed an agreement to effect a merger with James Buchanan Rea, Inc. ("JBRI") the investment advisor and distributor of the Rea-Graham Balanced Fund (the "Fund") since 1982. The merger became effective on March 31, 1998 and was accounted for as a purchase. The Company exchanged 118,750 shares (giving effect to all stock split and reverse stock splits) of common stock and cash of $160,875 for the common stock of JBRI. The acquisition of JBRI resulted in goodwill of $327,000 which is being amortized over seven years. On May 26, 1998, the Board of Directors approved a one-for-ten reverse stock split which decreased the number of the outstanding shares. On this date the Company also amended their articles of incorporation to change the number of authorized common stock to 20,000,000 and preferred shares to 10,000,000. On August 20, 1998, the Board approved a second reverse stock split of one-for-two. All transactions in the Company's common stock and the earnings per common share for the periods presented have been adjusted to give retroactive effect to the stock split and reverse stock splits as if it had occurred at inception. On May 26, 1998, the Board of Directors approved the 1998 Stock Option and Incentive Plan which authorized 1,000,000 shares of common stock to be issued under the Plan.



NOTE 8. RECEIVABLES (UNAUDITED)



     In connection with the Company's founding, a group of stockholders contributed their ownership of a "Bearer Note" secured by a first mortgage on certain real property in Berlin. The note, with a face value of 17.5 million Deutschmarks, is due on December 31, 1999. The note was sold, on a non-recourse basis to a group of unrelated investors on May 29, 1998 for 20.2 million Deutschmarks resulting in an economic gain of $1,517,000. For U.S. accounting purposes the gain is reported as an adjustment to the issuance price of share capital. The transaction was handled through escrow agents in Berlin. Management expects that payment will occur during the first quarter of fiscal 1999.

              UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited proforma consolidated financial statements have been prepared by the Company's management from its historical financial statements, which are contained elsewhere in this prospectus. The Unaudited Proforma Statement of Operations presented on the following pages reflects the Company's results of operations adjusted for the acquisition of James Buchanan Rea, Inc. ("JBRI") as of March 31, 1998 and the related issuance of notes payable and common stock, as described in the accompanying notes. The proforma adjustments have been applied to the historical unaudited consolidated statement of operations for the fiscal periods ended August 31, 1997 and May 31, 1998, and the unaudited statements of operations of JBRI for the nine months ended September 30, 1997 and the audited results of operations for the seven months ended March 31, 1998, as if the acquisition occurred on February 4, 1997 (the inception date of the Company). The balance sheet of JBRI and the results of operations of JBRI for the two months ended May 31, 1998, are included in the historical consolidated balance sheet and statement of operations. The acquisition has been accounted for using the purchase method of accounting. For purposes of the proforma statements, the purchase price of the assets of JBRI has been allocated to the acquired net assets based on information currently available with regard to the values of such net assets. Final adjustments to recorded amounts may differ from the proforma adjustments presented herein. The proforma statements should be read in connection with the notes thereto.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)


            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         NINE MONTHS ENDED MAY 31, 1998


                                           HISTORICAL                  PURCHASE
                                            AMERICAN        JBRI      ACCOUNTING
                                           DIVERSIFIED    NOTE (B)    ADJUSTMENTS       PROFORMA
                                           -----------    --------    -----------      -----------
Revenue..................................  $    13,758    $95,678      $     --        $   109,436
                                           -----------    -------      --------        -----------
Expenses (Note 2):
  Travel and entertainment...............      109,048         --            --            109,048
  Employee compensation and benefits.....      354,316     66,786            --            421,102
  Professional fees......................      288,539      3,133            --            291,672
Advertising and promotion................      633,836      3,070            --            636,907
  Administrative.........................      189,354     20,762            --            210,116
Other Operating Expenses.................       98,684         --            --             98,684
  Depreciation and amortization..........       27,706      2,071        27,988(4)          57,765
  Interest...............................       18,792         --         7,977(3)          26,769
                                           -----------    -------      --------        -----------
                                             1,720,276     95,822        35,965          1,852,063
                                           -----------    -------      --------        -----------
(Loss) before income taxes...............   (1,706,517)      (144)      (35,965)        (1,742,627)
Income taxes.............................           --         --            --(5)              --
                                           -----------    -------      --------        -----------
Net (loss)...............................  $(1,706,517)   $  (144)     $(35,965)       $(1,742,627)
                                           ===========    =======      ========        ===========
Average common shares outstanding........    5,064,000                   92,361          5,156,361
                                           ===========    =======      ========        ===========
Basic and diluted (loss) per common
  share..................................  $      (.38)   $    --      $     --        $      (.34)
                                           ===========    =======      ========        ===========



Note B -- JBRI unaudited results of operations are estimated for the seven months ended March 31, 1998. JBRI results for the two months ended May 31, 1998 are included with the historical results.


       See Notes to Unaudited Proforma Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)


            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS


          PERIOD FROM FEBRUARY 4, 1997 (INCEPTION) TO AUGUST 31, 1997



                                           HISTORICAL                  PURCHASE
                                            AMERICAN        JBRI      ACCOUNTING
                                           DIVERSIFIED    NOTE (B)    ADJUSTMENTS       PROFORMA
                                           -----------    --------    -----------      -----------
Revenue..................................   $      --     $ 96,968    $       --       $    96,968
                                            ---------     --------    ----------       -----------
Expenses (Note 2):
  Travel and entertainment...............      22,486           --            --            22,486
  Employee compensation and benefits.....      20,841       84,027            --           104,868
  Professional fees......................      66,474        9,075            --            75,549
Advertising and promotion................       7,220       16,087            --            23,307
  Insurance..............................          --       17,344            --            17,344
  Administrative.........................      22,506       17,796            --            40,302
  Depreciation and amortization..........          --        2,663        27,988(2)         30,651
  Interest...............................          --           --         7,900(1)          7,900
                                            ---------     --------    ----------       -----------
                                              139,527      146,992        35,888           322,407
                                            ---------     --------    ----------       -----------
(Loss) before income taxes...............    (139,527)     (50,024)      (35,888)         (225,439)
Income taxes.............................          --           --            --(5)             --
                                            ---------     --------    ----------       -----------
Net (loss)...............................   $(139,527)    $(50,024)   $  (35,888)      $  (225,439)
                                            =========     ========    ==========       ===========
Average common shares outstanding........   5,000,000                    118,750           618,750
                                            ---------     --------    ----------       -----------
Basic and fully diluted (loss) per common
  share..................................   $   (0.28)    $     --    $       --       $     (0.36)
                                            =========     ========    ==========       ===========


     Note A -- JBRI unaudited results of operations are for the nine months ended September 30, 1997.


       See Notes to Unaudited Proforma Consolidated Financial Statements.

              AMERICAN DIVERSIFIED HOLDINGS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited proforma consolidated statement of operations for the period from February 4, 1997 (inception) through August 31, 1997 was prepared as if the acquisition and financing had occurred on February 4, 1997. The unaudited proforma consolidated statement of operations for the nine months ended May 31, 1998 was prepared as if the acquisition and financing had occurred on September 1, 1997.

     These proforma financial statements are not necessarily indicative of the results of operations that might have occurred had the acquisition and financing taken place at the beginning of the period or as of May 31, 1998, or to project the Company's financial position or results of operations at any future date or for any future period.

     Adjustments were made as follows:

(1) Record interest on notes payable at an annual rate of
    8.5%, for the period from February 4, 1997 through
    August 31, 1997.
     Interest expense.......................................   7,900
                                                              ------
(2) Record amortization of goodwill over a period of 7 years for the period February 4, 1997 through August 31,1997
     Amortization expense...................................  27,988
                                                              ------
(3) Record interest on notes payable at an annual rate of
    8.5%, for the nine months ended May 31, 1998.
     Interest expense.......................................   7,977
                                                              ------
(4) Record amortization of goodwill over a period of 7 years for the seven months ended March 31, 1998
     Amortization expense...................................  27,988
                                                              ------
(5) The tax benefit for the proforma adjustments has been
    offset by an equal increase in the valuation allowance
    for deferred taxes resulting in no income tax expense or
    benefit reflected in the purchase accounting
    adjustments.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              FOR THE THREE    FOR THE THREE
                                                              MONTHS ENDED     MONTHS ENDED
                                                                MARCH 31,        MARCH 31,
                                                                  1998             1997
                                                              -------------    -------------
Revenue:
  Commissions (Note 4)......................................    $    112         $    223
  Advisory fees (Note 4)....................................      24,937           27,275
  Distribution fees (Note 4)................................       4,580            4,046
  Interest..................................................         116              449
                                                                --------         --------
                                                                  29,745           31,993
Expenses (Note 4):
  Employee compensation and benefits........................      19,152           24,453
  Communications............................................       1,424              572
  Occupancy and equipment rental............................       4,337            3,079
  Other operating expenses..................................      14,132           25,677
                                                                --------         --------
                                                                  39,045           53,781
                                                                --------         --------
          (Loss) before income taxes........................      (9,300)         (21,788)
Federal and state income taxes (Note 7)
                                                                --------         --------
          Net (loss)........................................    $ (9,300)        $(21,788)
                                                                ========         ========
Weighted average number of common shares outstanding........     100,000          100,000
                                                                ========         ========
Net (loss) per common share.................................    $  (0.09)        $  (0.22)
                                                                ========         ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              FOR THE THREE    FOR THE THREE
                                                              MONTHS ENDED     MONTHS ENDED
                                                                MARCH 31,        MARCH 31,
                                                                  1998             1997
                                                              -------------    -------------
Cash Flows from Operating Activities:
  Net (loss)................................................     $(9,300)        $(21,788)
  Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
       Depreciation and amortization........................         888              888
     Change in assets and liabilities:
       (Increase) decrease in receivables...................      (1,907)           1,020
       (Increase) decrease in prepaids and other assets.....       1,739              (30)
       Increase (decrease) in accounts payable and accrued
          expenses..........................................         712           (2,682)
       Increase (decrease) in dealer service fees payable...         834              549
                                                                 -------         --------
     Net cash (used in) operating activities................      (7,034)         (22,043)
                                                                 -------         --------
Cash Flows from Investing Activities........................          --               --
                                                                 -------         --------
Cash Flows from Financing Activities........................          --               --
                                                                 -------         --------
  Contribution of capital...................................      10,000               --
                                                                 -------         --------
     Increase (Decrease) in cash and cash equivalents.......       2,966          (22,043)
Cash and Cash Equivalents
  Beginning.................................................      11,336           60,838
                                                                 -------         --------
  Ending....................................................     $14.302         $ 38,795
                                                                 =======         ========

                       See Notes to Financial Statements.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
James Buchanan Rea, Inc.
Los Angeles, California

     We have audited the accompanying balance sheets of James Buchanan Rea, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Buchanan Rea, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ MCGLADREY & PULLEN, LLP

                                          --------------------------------------
                                          MCGLADREY & PULLEN, LLP

New York, New York
March 16, 1998, except
for the last paragraph
of Note 9 as to which the
date is March 31, 1998

                            JAMES BUCHANAN REA, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                1997         1996
                                                              ---------    --------
Cash and cash equivalents...................................  $  11,336    $ 60,838
Accounts receivable:
  Investment advisory fees..................................      8,462      12,043
  Distribution fees.........................................      2,951       3,363
  Other.....................................................      2,539
Prepaid expenses............................................      2,136       2,527
Property and equipment, net (Note 2)........................     45,344      48,495
Deposits....................................................      1,687       1,387
                                                              ---------    --------
                                                              $  74,455    $128,653
                                                              =========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses.....................  $   7,744    $  5,233
  Dealer service fees payable...............................      4,202       5,057
                                                              ---------    --------
                                                                 11,946      10,290
                                                              ---------    --------
Stockholders' Equity (Note 6):
  Common stock, no par value; authorized, issued and
     outstanding
     100,000 shares.........................................      7,500       7,500
  Additional paid-in capital................................    198,735     184,735
  Accumulated deficit.......................................   (143,726)    (73,872)
                                                              ---------    --------
                                                                 62,509     118,363
                                                              ---------    --------
                                                              $  74,455    $128,653
                                                              =========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              --------    --------
Revenue:
  Commissions (Note 4)......................................  $    304    $    590
  Advisory fees (Note 4)....................................   104,109     119,035
  Distribution fees (Note 4)................................    36,647      42,582
  Interest..................................................     1,059       3,852
  Other.....................................................     3,000
                                                              --------    --------
                                                               145,119     166,059
Expenses (Note 4):
  Employee compensation and benefits........................   112,455     114,662
  Communications............................................     2,921       1,613
  Occupancy and equipment rental............................    15,323      16,385
  Taxes other than income taxes.............................       800       1,195
  Other operating expenses..................................    83,474      80,531
                                                              --------    --------
                                                               214,973     214,386
                                                              --------    --------
     (Loss) before income taxes.............................   (69,854)    (48,327)
Federal and state income taxes (Note 7)
                                                              --------    --------
     Net (loss).............................................  $(69,854)   $(48,327)
                                                              ========    ========
Weighted average number of common shares outstanding........   100,000     100,000
                                                              ========    ========
Net (loss) per common share.................................  $  (0.70)   $  (0.48)
                                                              ========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                             ADDITIONAL                      TOTAL
                                                   COMMON     PAID-IN      ACCUMULATED    STOCKHOLDERS
                                                   STOCK      CAPITAL        DEFICIT         EQUITY
                                                   ------    ----------    -----------    ------------
Balance, December 31, 1995.......................   7,500      184,735        (25,545)       166,690
  Net (loss).....................................                             (48,327)       (48,327)
                                                   ------     --------      ---------       --------
Balance, December 31, 1996.......................  $7,500     $184,735      $ (73,872)      $118,363
  Additional contributions.......................               14,000                        14,000
  Net (loss).....................................                             (69,854)       (69,854)
                                                   ------     --------      ---------       --------
Balance, December 31, 1997.......................  $7,500     $198,735      $(143,726)      $ 62,509
                                                   ======     ========      =========       ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997        1996
                                                              --------    --------
Cash Flows from Operating Activities:
  Net (loss)................................................  $(69,854)   $(48,327)
  Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
       Depreciation and amortization........................     3,550       3,496
     Change in assets and liabilities:
       Decrease in receivables..............................     3,993       2,155
       Increase in prepaids and other assets................    (2,448)      1,065
       Increase (decrease) in accounts payable and accrued
        expenses............................................     2,511         610
       Decrease in dealer service fees payable..............      (855)     (1,276)
                                                              --------    --------
     Net cash (used in) operating activities................   (63,103)    (42,277)
                                                              --------    --------
  Cash Flows from Investing Activities
     Purchase of property and equipment.....................       399
                                                              --------    --------
  Cash Flows from Financing Activities
     Contribution of capital................................    14,000          --
                                                              --------    --------
     (Decrease) in cash and cash equivalents................   (49,502)    (42,277)
Cash and Cash Equivalents
  Beginning.................................................    60,838     103,115
                                                              --------    --------
  Ending....................................................  $ 11,336    $ 60,838
                                                              ========    ========

                       See Notes to Financial Statements.

                            JAMES BUCHANAN REA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     James Buchanan Rea, Inc. (the Company) is engaged as the investment advisor and principal underwriter of the Rea-Graham Funds Inc. (the Fund). The Company also conducts business as an authorized dealer in Fund shares.

     The Company operates under the provisions of Paragraph (k)(2)(ii) of Rule 15c3-3 of the Securities and Exchange Commission and, accordingly, is exempt from the remaining provisions of that Rule.

SIGNIFICANT ACCOUNTING POLICIES

     Securities Transactions: Securities transactions and related commission income and expense are recorded on a trade date basis.

     Revenue Recognition: Advisory fees and distribution fees are recognized as earned.

     Cash Equivalents: Cash equivalents include debt instruments which have a maturity of three months or less from the date of purchase and other highly liquid investments which are readily convertible into cash. Cash equivalents are stated at cost which approximates market value.

     Property and Equipment: Property and equipment are stated at cost and include expenditures for additions and major improvements. Depreciation is determined principally by the double-declining-balance method and is based on the following estimated useful lives:

                                                                LIFE
                                                              IN YEARS
                                                              --------
Automobiles.................................................     5
Capital improvements to executive office....................  5 - 31
Furniture and equipment.....................................   5 - 7

     Fair Value of Financial Instruments: The fair value of cash and cash equivalents approximate the carrying amount because of the short maturity of those instruments.

     Net Loss per Common Share: The net loss per common share is based on the net loss from operations and the weighted average number of shares of common stock outstanding during each year.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

NOTE 2. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 and 1996 is summarized as follows:

                                                           1997        1996
                                                         --------    --------
Automobiles............................................  $           $  7,525
Capital improvements to executive office...............    66,925      66,925
Furniture and equipment................................    29,371      28,972
                                                         --------    --------
                                                           96,296     103,422
Less accumulated depreciation..........................   (50,952)     54,927
                                                         --------    --------
                                                         $ 45,344    $ 48,495
                                                         ========    ========

                            JAMES BUCHANAN REA, INC.

NOTE 3. PROFIT SHARING PLAN

     The Company participates in an employee profit sharing plan which covers all full-time employees. Annual contributions to the profit sharing plan are determined by the Board of Directors. No contributions were made to the profit sharing plan for 1997 and 1996.

NOTE 4. RELATED PARTY TRANSACTIONS

     The Company is retained as the investment advisor to the Rea-Graham Fund, Inc. (the "Fund"). Under the terms of the agreement, the Company receives a monthly fee of 1/12 of 1% of the first $20,000,000 of the Fund's net assets on the last business day of the month, 1/12 of .75% of the next $80,000,000, 1/12 of .5% of the next $100,000,000, and 1/12 of .45% of monthly net assets in excess of $200,000,000.

     The Company shares office space, personnel and other administrative costs with the Fund. Total administrative expenses allocated to the Fund for the years ended December 31, 1997 and 1996 aggregated $31,233 and $30,004, respectively.

     On February 28, 1990, the shareholders of the Fund approved a Plan of Distribution for the Fund (the Plan). The Plan provides that the Fund will pay monthly to the Company a distribution fee charged against the assets of the Fund and equal on an annual basis to .35% of the Fund's average daily net assets, commencing on April 1, 1990. Distribution fees received for the years ended December 31, 1997 and 1996 were $36,647 and $42,582, respectively. Included in other operating expenses is $17,309 and $22,269 representing trail commissions passed on to other dealers in 1997 and 1996, respectively.

     As principal underwriter and authorized dealer in Fund shares, the Company received commissions of $304 and $590, during 1997 and 1996, respectively.

NOTE 5. TOTAL RENTAL EXPENSE

     Total rent expense, exclusive of Fund allocated expenses (Note 4) and net of sublease rental income of $14,119 in 1995, amounted to $9,133 and $9,380 for the years ended December 31, 1997 and 1996, respectively.

NOTE 6. NET CAPITAL

     The Company is subject to the net capital rule of the Securities and Exchange Commission. This rule prohibits a broker-dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital as those terms are defined in the Rule 15c3-1. Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed ten to one.

     The Company's net capital, required net capital, and net capital ratio as of December 31, 1997 and 1996 were as follows:

                                                           1997         1996
                                                        ----------    ---------
Net Capital...........................................  $   10,199    $  58,920
                                                        ----------    ---------
Required net capital..................................  $    5,000    $   5,000
                                                        ----------    ---------
Net capital ratio.....................................   1.17 to 1     .17 to 1
                                                        ----------    ---------

NOTE 7. INCOME TAXES

     The Company has approximately $195,000 and $181,000 of federal and state operating loss carryforwards, respectively, which may be utilized to offset future taxable income as of December 31, 1997. The federal operating loss carryforwards expire from years 2009 to 2012 and the state operating loss carryforwards from years 1999 to 2002. For the years ended December 31, 1997 and 1996, tax benefits recognized for net

                            JAMES BUCHANAN REA, INC.

operating losses were offset by equal increase in the valuation allowance for deferred taxes resulting in no income tax expense or benefit reflected on the Statements of Operations.

NOTE 8. OFF-BALANCE-SHEET RISK

     As discussed in Note 1, the Company's customers' securities transactions are introduced on a fully disclosed basis with its clearing broker-dealer. The clearing broker-dealer carries all accounts of the Company's customers and is responsible for execution, collection and payment of funds, and receipt and delivery of securities, relative to customer transactions. Off-balance-sheet risk exists due to the possibility that customers may be unable to fulfill their contractual commitments, in which case the clearing broker-dealer may charge to the Company any losses it incurs. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and to ensure that customer transactions are executed properly by the clearing broker-dealer.

NOTE 9. PENDING MERGER

     On November 24, 1997, the Company entered into an agreement to merge with American Diversified Asset Management, Inc. (American Diversified) with American Diversified to be the survivor of the merger. The merger will be affected by an exchange of 2,375,000 shares of common stock of American Diversified and cash of $160,875 for the common stock of the Company. The cash proceeds will be utilized to retire the stock of the minority shareholders of the Company. The merger was approved by the shareholders of the Fund on January 12, 1998.

     On March 31, 1998, the Company's merger into American Diversified Holdings, Inc. became effective.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    5
The Company...........................   13
Use of Proceeds.......................   13
Dilution..............................   14
Dividend Policy.......................   15
Capitalization........................   15
Description of Business...............   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of
  Operation...........................   30
Description of Property...............   32
Directors, Executive Officers and
  Significant Employees...............   32
Remuneration of Directors and
  Officers............................   35
Security Ownership of Management and
  Certain Securityholders.............   39
Interest of Management and Others in
  Certain Transactions................   40
Description of Securities.............   40
Concurrent Sales by the Selling
  Shareholders........................   42
Shares Eligible for Future Sale.......   42
Underwriting..........................   43
Legal Matters.........................   44
Experts...............................   44
Additional Information................   44
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

  NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOSE NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

  UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,733,333 SHARES
                          COMMON STOCK (NO PAR VALUE)

                              AMERICAN DIVERSIFIED
                                 HOLDINGS, INC.

                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                August   , 1998

------------------------------------------------------
------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                   ALTERNATE



                  SUBJECT TO COMPLETION, DATED AUGUST 28, 1998


PROSPECTUS


                      AMERICAN DIVERSIFIED HOLDINGS, INC.

                                1,666,667 SHARES
                          COMMON STOCK (NO PAR VALUE)

                            ------------------------


     This Prospectus relates to up to 1,666,667 shares of (the " Converted Shares") of common stock, no par value (the "Common Stock"), of American Diversified Holdings, Inc., a Nevada corporation (the "Company"), issuable to 320 shareholders of the Company (hereinafter collectively referred to as the "Selling Shareholders") upon conversion of 5,000,000 shares of Series A Preferred Stock, par value $1.00, acquired by the Selling Shareholders, which Converted Shares are hereby offered for resale by the Selling Shareholders. See "Description of Securities."


     The Converted Shares offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Converted Shares may be effected in one or more transactions that may take place on the over-the-counter market including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices released to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions received may be paid by the Selling Shareholders in connection with sales of such Converted Shares.

     The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the proposed Act.

     The Company will not receive any of the proceeds from the sale of the Converted Shares by the Selling Shareholder. All costs incurred in the registration of the Shares are being borne by the Company. See "Selling Shareholders."

     Prior to this offering, there has been no public market for the Company's Common Stock and there can be no assurance that any such market will develop. Application is being made to have the Common Stock approved for quotation on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") under the symbol "AMDIV". See "Risk Factors" and "Underwriting."

     The textual portion of this Prospectus and a demonstration of certain of the Company's products and services, which demonstration is part of this Prospectus, are available on the CD-ROM portion of this Prospectus attached to the inside back cover page hereof. To view the demonstration portion of this Prospectus, click on the hyper link located on the cover page of the textual portion of the CD-ROM portion of this Prospectus or exit the textual portion of the CD-ROM portion of this Prospectus.


 THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AS WELL AS
     IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."


                            ------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                            ------------------------

                 The date of this Prospectus is August   , 1998

                                   ALTERNATE

                                CONCURRENT SALES

     On the date of this Prospectus, a Registration Statement under the Act with respect to an underwritten public offering (the "Offering") of 1,733,333 shares of Common Stock (without giving effect to the Over-Allotment Option granted to the Underwriters of the Offering) by the Company was declared effective by the Securities and Exchange Commission (the "Commission"). Sales pursuant to the Offering of 1,733,333 shares of Common Stock by the Company or even the potential of such sales would likely have an adverse effect on the market price of the Company's securities.

                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer for sale the Converted Shares from time to time as the date of this Prospectus. Converted shares are issuable upon the conversion of the 5,000,000 shares of Series A Preferred Stock outstanding. The Company has agreed to register the Converted Shares and pay all expenses in connection therewith. No Selling Shareholder has ever held any managerial position with the Company. The Company will not receive any proceeds from the sale of the Converted Shares by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

     The securities offered hereby may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    5
The Company...........................   13
Use of Proceeds.......................   13
Dilution..............................   14
Dividend Policy.......................   15
Capitalization........................   15
Description of Business...............   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation........................   30
Description of Property...............   32
Directors, Executive Officers and
  Significant Employees...............   32
Remuneration of Directors and
  Officers............................   35
Security Ownership of Management and
  Certain Securityholders.............   39
Interest of Management and Others in
  Certain Transactions................   40
Description of Securities.............   40
Concurrent Sales by the Selling
  Shareholders........................   42
Selling Shareholders..................   42
Plan of Distribution..................   42
Shares Eligible for Future Sale.......   43
Underwriting..........................   44
Legal Matters.........................   45
Experts...............................   45
Additional Information................   45
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

     NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOSE NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

     UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,666,667 SHARES
                          COMMON STOCK (NO PAR VALUE)
                              AMERICAN DIVERSIFIED
                                 HOLDINGS, INC.
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                August   , 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted under Nevada General Corporation Law. As allowed by Nevada Revised Statutes, the Articles of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Commission.

Filing Fee -- Securities and Exchange Commission............  $
Exchange Listing Fee........................................
Fees and Expenses of Accountants............................
Fees and Expenses of Counsel................................
Printing and Engraving Expenses.............................
Blue Sky Fees and Expenses..................................
Transfer Agent Fees.........................................
Miscellaneous Expenses......................................
                                                              -------
          Total.............................................  $
                                                              =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     See "Interest of Management and Others in Certain Transactions" above, for a description of the Company's common stock issued in the JBRI-ADAM merger.

     See "Description of Security -- Preferred Stock," for a discussion of the 1,733,333 private placement of Series A Preferred Stock to 384 shareholders, which was completed on March 31, 1998.

     Mr. Peter Hartmann contributed $22,979 in cash and the remainder in services for the 2,375,000 shares of Common Stock issued to him as of March 1997. The 2,375,000 shares issued to Mr. Hartmann have been converted into 118,750 shares of Common Stock following a reverse 1:10 stock split of the Common Stock, effective May 26, 1998, and a reverse 1:2 stock split of the Common Stock, effective August 20, 1998. See "Description of
Securities -- Common Stock" and "Security Ownership of Management and Certain Securityholders."

ITEM 27. EXHIBITS

     (a) The following exhibits to this Registration Statement are filed herewith:


        EXHIBIT
        NUMBER                                 DESCRIPTION
        -------                                -----------
          1.1     --   Form of Underwriting Agreement++
          2.1     --   Plan and Agreement of Merger and Reorganization among JBRI,
                       ADAM, the Company and certain shareholders of JBRI*
          3.1     --   Articles of Incorporation*
          3.1.1   --   Amendment to Articles of Incorporation dated April 1, 1997**
          3.1.2   --   Amendment to Articles of Incorporation dated November 20,
                       1997**
          3.1.3   --   Amendment to Articles of Incorporation dated January 12,
                       1998**
          3.1.4   --   Certificate of Designation re: Series A Preferred Stock,
                       dated February 4, 1998**
          3.2     --   Bylaws of the registrant*
          4.1     --   Specimen of Common Stock of Registrant*
          4.2     --   Specimen of Series A Preferred Stock of Registrant**
          5.1     --   Opinion of Jeffers, Wilson, Shaff & Falk. LLP++
         10.1     --   Form of Investment Advisory Agreement of ADAM with
                       Rea-Graham Balanced Fund, Inc.**
         10.2     --   Form of Investment Sub-Advisory Agreement of ADAM with Ladas
                       & Hulings, Inc.**
         10.3     --   Employment Agreement among Registrant, ADAM and James B.
                       Rea, Jr.**
         10.4     --   Employment Agreement between Registrant and Roland
                       Kuettner**
         10.5     --   Employment Agreement between Registrant and Peter Hartmann+
         21.1     --   Subsidiaries+
         23.1     --   Consent of McGladrey & Pullen+
         23.2     --   Consent of Jeffers, Wilson, Shaff & Falk, LLP (filed as part of Exhibit 5)++
         24.1     --   Power of Attorney (included in the signature page)+
         27.1     --   Financial Data Schedules+


---------------
* Previously filed with the Registration Statement on Form 10-SB filed with the Commission on January 14, 1998.

** Previously filed with Amendment No. 1 to Registration Statement on Form 10-SB filed with the Commission on May 11, 1998.

+  Being filed with this Registration Statement.

++  To be filed by amendment to this Registration Statement.

     (b) All financial statement schedules that might otherwise be required to be filed as a party of this Registration Statement have been omitted because the required information is shown in the financial statements or notes thereto, the amounts involved are not significant, or the schedules are not applicable.

ITEM 28. UNDERTAKINGS

     The undersigned small business issues hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2) The undersigned registrant hereby undertakes that:

             (i) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii) For the purpose of determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in registration statement and that the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on August 26, 1998.


                                          AMERICAN DIVERSIFIED HOLDINGS, INC.

                                          By: /s/ JAMES BUCHANAN REA, JR.

                                            ------------------------------------
                                            James Buchanan Rea, Jr.,
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of American Diversified Holdings, Inc. do hereby constitute and appoint James Buchanan Rea, Jr. and Peter Hartmann, or either of them, acting individually, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


                       NAME                                        TITLE                     DATE
                       ----                                        -----                     ----
/s/ PETER HARTMANN                                   Chairman of the Board and Vice     August 26, 1998
---------------------------------------------------  President of International
Peter Hartmann                                       Development

/s/ JAMES BUCHANAN REA, JR.                          Director, President and Chief      August 26, 1998
---------------------------------------------------  Executive Officer
James Buchanan Rea, Jr.

/s/ ROLAND KUETTNER                                  Chief Financial Officer and        August 26, 1998
---------------------------------------------------  Treasurer
Roland Kuettner

/s/ THOMAS CORCOVELOS                                Director                           August 26, 1998
---------------------------------------------------
Thomas Corcovelos

/s/ THOMAS H. FITZGERALD, JR.                        Director                           August 26, 1998
---------------------------------------------------
Thomas H. Fitzgerald, Jr.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  1.1     --   Form of Underwriting Agreement++
  2.1     --   Plan and Agreement of Merger and Reorganization among JBRI,
               ADAM, the Company and certain shareholders of JBRI*
  3.1     --   Articles of Incorporation*
  3.1.1   --   Amendment to Articles of Incorporation dated April 1, 1997**
  3.1.2   --   Amendment to Articles of Incorporation dated November 20,
               1997**
  3.1.3   --   Amendment to Articles of Incorporation dated January 12,
               1998**
  3.1.4   --   Certificate of Designation re: Series A Preferred Stock,
               dated February 4, 1998**
  3.2     --   Bylaws of the registrant*
  4.1     --   Specimen of Common Stock of Registrant*
  4.2     --   Specimen of Series A Preferred Stock of Registrant**
  5.1     --   Opinion of Jeffers, Wilson, Shaff & Falk. LLP++
 10.1     --   Form of Investment Advisory Agreement of ADAM with
               Rea-Graham Balanced Fund, Inc.**
 10.2     --   Form of Investment Sub-Advisory Agreement of ADAM with Ladas
               & Hulings, Inc.**
 10.3     --   Employment Agreement among Registrant, ADAM and James B.
               Rea, Jr.**
 10.4     --   Employment Agreement between Registrant and Roland
               Kuettner**
 10.5     --   Employment Agreement between Registrant and Peter Hartmann+
 21.1     --   Subsidiaries+
 23.1     --   Consent of McGladrey & Pullen+
 23.2     --   Consent of Jeffers, Wilson, Shaff & Falk, LLP (filed as part of Exhibit 5)++
 24.1     --   Power of Attorney (included in the signature page)+
 27.1     --   Financial Data Schedules+


---------------
* Previously filed with the Registration Statement on Form 10-SB filed with the Commission on January 14, 1998.

** Previously filed with Amendment No. 1 to Registration Statement on Form 10-SB filed with the Commission on May 11, 1998.

+  Being filed with this Registration Statement.

++  To be filed by amendment to this Registration Statement.